                                                                     EXHIBIT 4.1

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                               CINEMARK USA, INC.




                   8-1/2% SENIOR SUBORDINATED NOTES DUE 2008


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                                   INDENTURE


                          Dated as of January 14, 1998


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                       U.S. TRUST COMPANY OF TEXAS, N.A.

                                   as Trustee


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
                           CROSS-REFERENCE TABLE*

Trust Indenture
 Act Section                                                                                    Indenture Section
---------------                                                                                 -----------------
310 (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.10
    (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.10
    (a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
    (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
    (a)(5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.10
    (b)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.3,7.10
    (c)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
311 (a)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.11
    (b)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.11
    (c)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
312 (a)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2.5
    (b)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11.3
    (c)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11.3
313 (a)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.6
    (b)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
    (b)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.6,7.7
    (c)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.6,11.2
    (d)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.6
314 (a)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4.3,11.5
    (b)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
    (c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11.4
    (c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11.4
    (c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
    (d)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
    (e)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11.5
    (f)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
315 (a)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.1(b)
    (b)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.5, 11.2
    (c)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.1(a)
    (d)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.1(c)
    (e)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.11
316 (a)(last sentence). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2.9
    (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.5
    (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.4
    (a)(2)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
    (b)       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.7
    (c)       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9.4
317 (a)(1)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.8
    (a)(2)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.9
    (b)       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2.4
318 (a)       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11.1
    (b)       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
    (c)       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11.1

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                                       PAGE
                                                                                                                       ----
                                                        ARTICLE 1
                                              DEFINITIONS AND INCORPORATION
                                                       BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.1.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2.     Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 1.3.     Incorporation by Reference of Trust Indenture Act . . . . . . . . . . . . . . . . . . . . .  15
         Section 1.4.     Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                        ARTICLE 2
                                                        THE NOTES   . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.1.     Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.2.     Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.3.     Trustee, Registrar and Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.4.     Paying Agent to Hold Money in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.5.     Holder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.6.     Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 2.7.     Replacement Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 2.8.     Outstanding Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 2.9.     Treasury Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 2.10.    Temporary Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 2.11.    Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 2.12.    Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 2.13.    Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 2.14.    CUSIP Numbers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                                        ARTICLE 3
                                                REDEMPTION AND PREPAYMENT   . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.1.     Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.2.     Selection of Notes to Be Redeemed . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.3.     Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 3.4.     Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 3.5.     Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 3.6.     Notes Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 3.7.     Optional Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 3.8.     Mandatory Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                                        ARTICLE 4
                                                        COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.1.     Payment of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.2.     Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 4.3.     Provisions of Reports and Other Information . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 4.4.     Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 4.5.     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 4.6.     Stay, Extension and Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 4.7.     Limitation on Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

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
                                                                                                                       PAGE
                                                                                                                       ----
         Section 4.8.     Limitation on Dividend and Other Payment Restrictions Affecting Restricted
                          Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 4.9.     Limitation on Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 4.10.    Limitation on Asset Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 4.11.    Limitation on Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 4.12.    Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 4.13.    Limitation on Layering Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 4.14.    Offer to Repurchase Upon Change of Control  . . . . . . . . . . . . . . . . . . . . . . . .  42

         Section 4.15.    Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 4.16.    Covenant with Respect to Cinemark International and its Subsidiaries  . . . . . . . . . . .  44
         Section 4.17.    Limitation on Restrictive Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44


                                                        ARTICLE 5
                                                        SUCCESSORS  . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 5.1.     Merger, Consolidation, or Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 5.2.     Successor Company Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                                        ARTICLE 6
                                                  DEFAULTS AND REMEDIES   . . . . . . . . . . . . . . . . . . . . . .  45
         Section 6.1.     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 6.2.     Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 6.3.     Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 6.4.     Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 6.5.     Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 6.6.     Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 6.7.     Rights of Holders of Notes to Receive Payment . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 6.8.     Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 6.9.     Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 6.10.    Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 6.11.    Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

                                                        ARTICLE 7
                                                         TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 7.1.     Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 7.2.     Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 7.3.     Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 7.4.     Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 7.5.     Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 7.6.     Reports by Trustee to Holders of the Notes  . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 7.7.     Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 7.8.     Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 7.9.     Successor Trustee by Merger, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 7.10.    Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 7.11.    Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . . . . . .  54

                                                        ARTICLE 8
                                                 DEFEASANCE AND DISCHARGE . . . . . . . . . . . . . . . . . . . . . .  54
         Section 8.1.     Option to Effect Legal Defeasance or Covenant Defeasance  . . . . . . . . . . . . . . . . .  54

                                                                                                                       PAGE
                                                                                                                       ----
         Section 8.2.     Legal Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 8.3.     Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 8.4.     Conditions to Legal or Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 8.5.     Discharge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 8.6.     Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                          Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 8.7.     Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 8.8.     Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

                                                        ARTICLE 9
                                            AMENDMENT, SUPPLEMENT AND WAIVER    . . . . . . . . . . . . . . . . . . .  58
         Section 9.1.     Without Consent of Holders of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 9.2.     With Consent of Holders of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 9.3.     Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 9.4.     Revocation and Effect of Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 9.5.     Notation on or Exchange of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 9.6.     Trustee to Sign Amendments, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 9.7.     Payments for Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

                                                        ARTICLE 10
                                                      SUBORDINATION   . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 10.1.    Agreement to Subordinate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 10.2.    Liquidation; Dissolution; Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 10.3.    Default on Designated Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 10.4.    Acceleration of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 10.5.    When Distribution Must Be Paid Over . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 10.6.    Notice by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 10.7.    Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 10.8.    Relative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 10.9.    Subordination May Not Be Impaired by the Company  . . . . . . . . . . . . . . . . . . . . .  63
         Section 10.10.   Distribution or Notice to Representative  . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 10.11.   Rights of Trustee and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 10.12.   Authorization to Effect Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

                                                        ARTICLE 11
                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 11.1.    Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 11.2.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 11.3.    Communication by Holders of Notes with Other Holders of Notes . . . . . . . . . . . . . . .  66
         Section 11.4.    Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . . . . . . . .  67
         Section 11.5.    Statements Required in Certificate or Opinion . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 11.6.    Rules by Trustee and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 11.7.    No Personal Liability of Directors, Officers, Employees and Others. . . . . . . . . . . . .  67
         Section 11.8.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 11.9.    No Adverse Interpretation of Other Agreements . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 11.10.   Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 11.11.   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 11.12.   Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 11.13.   Table of Contents, Headings, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 11.14.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

                                                                                                                     PAGE
                                                                                                                     ----
                                                             EXHIBITS
         Exhibit A        FORM OF NOTE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1
         Exhibit B        CERTIFICATE OF TRANSFEROR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-1
         Exhibit C        FORM OF REGULATION S CERTIFICATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   C-1
         Exhibit D        FORM OF RULE 144A CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   D-1

                 This INDENTURE, dated as of January 14, 1998, is by and between Cinemark USA, Inc., a Texas corporation (the "Company"), and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee").

                 The parties listed above agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8-1/2% Senior Subordinated Notes due 2008, Series A (the "Series A Notes") and the 8-1/2% Senior Subordinated Notes due 2008, Series B (the "Series B Notes" and, together with the Series A Notes, the "Notes").


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.1.     Definitions.

                 "Acquired Indebtedness" of any particular Person means Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such particular Person or assumed by such particular Person in connection with the acquisition of assets from any other Person, and not incurred by such other Person in connection with, or in contemplation of, such other Person merging with or into such particular Person or becoming a Subsidiary of such particular Person or such acquisition.

                 "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Agent" means any Registrar or Paying Agent.

                 "Applicable Law", except as the context may otherwise require, means all applicable laws, rules, regulations, ordinances, judgments, decrees, injunctions, writs and orders of any court or governmental or congressional agency or authority and rules, regulations, orders, licenses and permits of any United States federal, state, municipal, regional, or other governmental body, instrumentality, agency or authority.

                 "Asset Disposition" means any sale, lease, conveyance, transfer or other disposition (or series of related sales, leases, conveyances, transfers or dispositions) of any Capital Stock of a Restricted Subsidiary of the Company (whether or not upon issuance), or of any Capital Stock of Cinemark International by the Company (but not the issuance and sale of Capital Stock by Cinemark International), or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, whether for cash or other consideration, other than (i) a disposition by a Restricted Subsidiary of the Company to the Company or a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary, (ii) a disposition by the Company to a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary, (iii) a disposition that is a Permitted Investment or a Restricted Payment not prohibited by
Section 4.7 (to the extent such Permitted Investment or Restricted Payment may be deemed to constitute an Asset

Disposition), (iv) dispositions of inventory in the ordinary course of business, (v) a disposition pursuant to Section 5.1, (vi) exchanges of theatre properties that comply with the requirements described in Section 4.10(f), provided that payment of any Other Consideration shall, to the extent provided therein, be treated as an Asset Disposition, (vii) a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, if the Company elects to treat such designation as an Investment and not as an Asset Disposition, or
(viii) a disposition of Capital Stock, property or assets in a single transaction or a series of related transactions (other than dispositions of the type described in clauses (i) through (vii) above) having a Fair Market Value of less than $2 million. For purposes of this definition, "Fair Market Value" of any Capital Stock, property or other assets means the fair market value of such Capital Stock, property or other assets at the time of disposition, which in the case of any disposition or series of related dispositions having an aggregate fair market value of $2 million or more shall be determined in good faith (taking into account, without limitation, any assumption of indebtedness in connection with such disposition) by resolution of the Board of Directors. Notwithstanding any provision of this Indenture to the contrary, the expiration or non-renewal of any lease of theatre properties or equipment at the normal expiration date thereof without payment to the Company or any of its Restricted Subsidiaries of consideration therefor shall not constitute an Asset Disposition.

                 "Asset Disposition Expenses" shall have the meaning assigned to such term in the definition of the term "Net Proceeds."

                 "Bankruptcy Law" means Title 11, United States Code, as may be amended from time to time, or any similar federal or state law for the relief of debtors.

                 "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

                 "Business Day" means any day other than a Saturday, Sunday, public holiday or day on which banking institutions in New York (or, with respect to any payments or transfers to be made by the Trustee or any Agent, as applicable, in the city where such Trustee or Agent is located) are authorized or obligated by law or executive order to close.

                 "Capitalized Lease Obligations" means the capitalized amount of the rental obligations of any Person under any lease of any property (whether real, personal or mixed) which, in accordance with GAAP, is required to be capitalized on the balance sheet of such Person.

                 "Capital Stock" of any Person means (i) any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock and any warrants, options and similar rights to acquire such capital stock, (ii) in the case of a partnership, partnership interests (whether general or limited) and (iii) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                 "Cash" means money or currency or a credit balance in a Deposit Account.

                 "Cash Equivalents" means (i) direct obligations of the United States of America or any agency thereof having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million, with maturities of not more than one year from the date of acquisition, (iii) repurchase obligations issued by any bank described in clause (ii) above with a term not to exceed 30 days; (iv) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, in each case maturing within one year after the date of acquisition and (v) shares of any money market mutual fund, or similar fund, in each case having assets in excess of $500 million, which invests predominantly in investments of the types described in clauses (i) through (iv) above.

                 "Cedel Bank" means Cedel Bank, societe anonyme.

                 "Change of Control" means (i) the acquisition, including through merger, consolidation or otherwise, by any Person or any Persons acting together which would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, together with all affiliates and associates (as defined in Rule 12b-2 under the Exchange Act) thereof, of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of (A) the outstanding shares of Common Stock of the Company or (B) the total voting power of all classes of Capital Stock of the Company entitled to vote generally in the election of directors, or (ii) the election by any Person or Group, together with all affiliates and associates thereof, of a sufficient number of its or their nominees to the Board of Directors such that such nominees, when added to any existing directors remaining on such Board of Directors after such election who are affiliates or associates of such Person or Group, shall constitute a majority of such Board of Directors; provided, however, that, for purposes of this definition, the terms "Person" and "Group" shall be deemed not to include (i) the Company, (ii) any Restricted Subsidiary of the Company that is a Wholly Owned Subsidiary, (iii) Lee Roy Mitchell or Tandy Mitchell, or any descendant of Lee Roy Mitchell or the spouse of any such descendant, the estate of Lee Roy Mitchell, Tandy Mitchell, any descendant of Lee Roy Mitchell or the spouse of any such descendant or any trust or other arrangement for the benefit of Lee Roy Mitchell, Tandy Mitchell, any descendant of Lee Roy Mitchell or the spouse of any such descendant (collectively, the "Mitchell Family"), (iv) any group which includes any member or members of the Mitchell Family if a majority of the Capital Stock of the Company held by such group is beneficially owned (including the power to vote such Capital Stock of the Company) by such member or members or by one or more affiliates at least 80% of the equity interests of which are owned by such member or members or (v) Cypress Merchant Banking Partners L.P. or Cypress Pictures Ltd., and provided, further, that, the term "Change of Control" shall be deemed not to include any transaction or series of transactions that results in the Capital Stock of the Company being held by one or more Persons if the beneficial ownership, direct or indirect, of the Company after such transaction or series of transactions is substantially the same as the beneficial ownership, direct or indirect, of the Company prior to such transaction or series of transactions.

                 "Cinemark International" means Cinemark International, Inc., a Texas corporation.

                 "Cinemark International Management Agreement" means the Management Agreement, dated as of June 10, 1992, between the Company and Cinemark International, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                 "Commission" or "SEC" means the Securities and Exchange Commission, and any successor thereto.

                 "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                 "Consolidated EBITDA" of any Person means, for any period (without duplication), (i) the sum of (A) Consolidated Net Income, (B) Consolidated Interest Expense, (C) provisions for taxes based on or calculated with respect to income, (D) depreciation expense, (E) amortization expense, and
(F) all other non-cash items reducing Consolidated Net Income, less all non-cash items increasing Consolidated Net Income, minus (ii) any decrease in deferred lease expenses, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

                 "Consolidated Interest Expense" of any Person means, for any period, without duplication, the total interest expense of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, including (i) non-cash, payable-in-kind interest, (ii) interest expense attributable to capital leases, (iii) amortization of debt discount and debt issue cost (excluding related legal and accounting fees), but only with respect to transactions consummated after the Start Date, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (v) net costs under Hedging Obligations (including amortizations of discount), (vi) preferred stock dividends in respect of preferred stock of Restricted Subsidiaries of such Person, other than payable-in-kind dividends in respect of preferred stock that is not Disqualified Stock, held by Persons other than such Person or one of its Wholly Owned Subsidiaries that is a Restricted Subsidiary, and (vii) dividends in respect of Disqualified Stock of such Person.

                 "Consolidated Net Income" of any Person means, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, however, including, in the case of the Company and its Restricted Subsidiaries, only those management fees actually received by the Company from its Unrestricted Subsidiaries, and excluding amortization of debt discount and debt issue costs with respect to transactions consummated on or prior to the Start Date, provided that (i) accrued but unpaid compensation expenses related to any stock appreciation or stock option plans shall not be deducted until such time as such expenses result in a cash expenditure, (ii) compensation expenses related to tax payment plans implemented by the Company from time to time in connection with the exercise and/or repurchase of stock options shall not be deducted from Net Income to the extent of the related tax benefits arising therefrom, (iii) the Net Income of any Person that is not a Restricted Subsidiary of such Person or that is accounted for by such Person by the equity method of accounting shall not be included in such Consolidated Net Income, except that the Company's equity in the Net Income of any such Person for any such period or any previous period shall be so included only up to the aggregate amount of cash dividends or distributions paid to the Company or one of its Restricted Subsidiaries, and (iv) the Net Income (if positive) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded. For purposes of this definition, "Net Income" of any Person means, for any period, the net income (or loss) of such Person determined in accordance with GAAP, excluding, however, from the determination (i) any extraordinary loss resulting from early extinguishment of debt on or prior to the Start Date, (ii) any net gain or loss from any extraordinary item (net of all related taxes, fees, costs and expenses), (iii) any net gain or loss (net of all related taxes and Asset Disposition Expenses) realized upon the sale or other disposition during such period (including without limitation dispositions pursuant to sale and leaseback transactions) of any real property, equipment or other asset of such Person, which is not sold or otherwise disposed of in the ordinary course of business, or of any Capital Stock of such Person or a Restricted Subsidiary of such Person, and (iv) the cumulative effect of changes in accounting principles.

                 "Consolidated Net Worth" of any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption "Shareholders' Equity" (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, less amounts attributable to Disqualified Stock of such Person or any of its Restricted Subsidiaries.

                 "Consolidated Tangible Assets" of any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption "Total Assets" (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, less all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises, and research and development costs.

                 "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Company.

                 "Credit Facility" means that certain First Amended and Restated Reducing Revolving Credit Agreement, dated as of December 12, 1996, among the Company, the financial institutions from time to time parties thereto, and Bank of America National Trust and Savings Association, as agent for such financial institutions, and the various ancillary documents provided for therein, as the same may be amended, extended, increased, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement or agreements governing Indebtedness incurred to refinance, replace, restructure or refund such agreements in whole or in part from time to time (whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided for under the original Credit Facility or otherwise).

                 "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

                 "Default" means any event, act or condition which is, or after notice or passage of time or both would be, an Event of Default.

                 "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A that do not include the paragraph called for by footnote 1 or the schedule called for by footnote 3 thereof.

                 "Deposit Account" means a demand, savings, passbook, money market or like account with a commercial bank, savings and loan association or like organization or a government securities dealer, other than an account evidenced by a negotiable certificate of deposit.

                 "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                 "Designated Senior Indebtedness" means (i) the Credit Facility and all Indebtedness thereunder and (ii) any other Senior Indebtedness issued after the Start Date and permitted under the terms of this Indenture, the principal amount of which is $10 million or more and that has been designated by the Company as Designated Senior Indebtedness.

                 "Disqualified Stock" of any Person means any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable), matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part (but only to the extent of such part), on or prior to the Stated Maturity of the Notes.

                 "EBITDA Ratio" of any Person means the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the four full fiscal quarters immediately prior to the date of the transaction giving rise to the need to calculate the EBITDA Ratio (the "Determination Date") to (ii) the aggregate Consolidated Interest Expense which such Person shall accrue during the fiscal quarter in which the Determination Date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter, assuming that the Consolidated Interest Expense shall accrue on the amount of such Person's Indebtedness on the Determination Date, including any Indebtedness proposed to be incurred on such date (as though all such Indebtedness was incurred on the first day of the quarter in which the Determination Date occurred), but specifically excluding Indebtedness proposed to be repaid or defeased (or with respect to the defeasance of which a deposit satisfying the defeasance requirements of such Indebtedness has irrevocably been made) on such date (as though all such Indebtedness was repaid on the first day of the quarter in which the Determination Date occurred); provided that if during the four-quarter period referred to in clause (i) above, the Person for which the EBITDA Ratio is being determined or any of its Restricted Subsidiaries shall have acquired any assets other than assets acquired as a result of capital expenditures made in the ordinary course of business of such Person, the EBITDA Ratio of such Person as of such Determination Date shall be calculated on a pro forma basis, as if such acquisition had occurred at the beginning of such four-quarter period. For purposes of this definition, interest on Indebtedness determined on a fluctuating basis for periods succeeding the Determination Date shall be calculated as if the rate in effect on the Determination Date had been the applicable rate for the entire period, taking into account any Hedging Obligations applicable to such Indebtedness.

                 "Equity Offering" means either (i) a bona fide underwritten sale to the public of Common Stock of the Company or a Parent pursuant to a registration statement (other than a Form S-8 or any other form relating to securities issuable under any employee benefit plan of the Company) that is declared effective by the Commission, or (ii) a privately negotiated sale of Common Stock of the Company or a Parent by the Company or such Parent, as the case may be, to a Person that, immediately prior to the time of such sale, is not an Affiliate of the Company or such Parent, in each case completed following the Start Date and resulting in aggregate gross proceeds to the Company or such Parent of at least $20 million; provided, that in the case of any such sale of Common Stock of a Parent, (x) the net proceeds of such sale shall be contributed within 30 days by such Parent to the Company or (y) the Parent shall use such proceeds to purchase Capital Stock of the Company that is not Disqualified Stock.

                 "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                 "Exchange Notes" means the Series B Notes to be issued by the Company upon the expiration of the Exchange Offer pursuant to the terms of the Registration Rights Agreement, containing terms identical in all material respects to the Series A Notes (except that (i) the transfer restrictions thereon shall be eliminated (other than as may be imposed by state securities laws) and (ii) there will be no provision for the payment of Liquidated Damages).

                 "Exchange Offer" means, subject to the terms of the Registration Rights Agreement, the offer by the Company to the Holders of the opportunity to exchange their Series A Notes for Exchange Notes pursuant to a registration statement filed with the Commission.

                 "Existing Unrestricted Subsidiaries" means Cinemark International and its Subsidiaries.

                 "50% Entity" shall have the meaning assigned to such term in the definition of the term "Subsidiary."

                 "GAAP" means generally accepted accounting principles as applied in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided that the definitions contained in this Indenture and all ratios and calculations contained in the covenants contained herein shall be determined in accordance with GAAP as in effect and applied by the Company as of the Start Date, consistently applied; provided, further, that in the event of any such change in GAAP or in any change by the Company in GAAP applied that would result in any change in any such ratio or calculation, the Company shall deliver to the Trustee each time any such ratio or calculation is required to be determined or made, an Officer's Certificate setting forth the computations showing the effect of such change or application on such ratio or calculation.

                 "Global Notes" has the meaning specified in 2.1(a).

                 "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

                 "guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of participation arrangements, by agreement to keep well, or to maintain financial statement conditions or otherwise), (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling such other Person to make payment of such Indebtedness, (iii) to supply funds to or in any other manner invest in such other Person (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), or (iv) entered into for the purpose of assuring the obligee of such Indebtedness in any other manner of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, and
(ii) leases entered into in the ordinary course of business.

                 "Hedging Obligation" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                 "Holder" or "Securityholder" means a Person in whose name a
Note is registered on the Register.

                 "Indebtedness" of any Person means, at any date, and without duplication, any obligation of such Person or its Restricted Subsidiaries for or in respect of: (i) money borrowed (whether or not for a cash consideration and whether or not the recourse of the lender is to the whole of the assets of such Person or only a portion thereof) and premiums (if any) and capitalized interest (if any) in respect thereof; (ii) any debenture, bond, note or similar instrument (whether or not issued for a cash consideration), if it would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP; (iii) any letter of credit (other than in respect of Trade Payables), bankers' acceptance or note purchase facility or any liability with respect to any recourse receivables purchase, factoring or discounting arrangement; (iv) Capitalized Lease Obligations (whether in respect of buildings, machinery, equipment or otherwise), except any such obligation that represents a Trade Payable; (v) any deferred purchase or conditional sale agreement or arrangement representing the deferred and unpaid balance of the purchase price of any property (including pursuant to financing leases), except any such balance which represents a Trade Payable; (vi) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock of such Person (or any warrants, rights or options to acquire such Disqualified Stock) valued, in the case of Disqualified Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary), prior to the Stated Maturity of the Notes, plus accrued and unpaid dividends; (vii) preferred stock of Restricted Subsidiaries of such Person held by Persons other than such Person or one of its Wholly Owned Subsidiaries that is a Restricted Subsidiary; (viii) direct or indirect guarantees of all Indebtedness of other Persons referred to in clauses (i) through (vii) above; and (ix) all Indebtedness of the types referred to in clauses (i) through (viii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset owned by such Person or its Restricted Subsidiaries (even though such Person or its Restricted Subsidiaries have not assumed or become liable for the payment of such Indebtedness); provided, that the term "Indebtedness" shall not be deemed to include any liability for federal, state, local or other taxes owed or owing by the Company. The amount of Indebtedness of any Person or its Restricted Subsidiaries at any date shall be (without duplication) (i) the outstanding balance at such date of all unconditional Indebtedness obligations as described above and the maximum liability of any such contingent Indebtedness obligations at such date, (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person or its Restricted Subsidiaries is subject, the lesser of the fair market value at such date of any property and assets subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured, and (iii) in the case of Indebtedness of others guaranteed by such Person as described above, the lesser of the maximum amount of such guaranty and the amount of the Indebtedness guaranteed. A guaranty of Indebtedness of the Company or a Restricted Subsidiary of the Company that is permitted under the Indenture shall not constitute a separate incurrence of Indebtedness.

                 "Indenture" means this Indenture, as amended or supplemented from time to time.

                 "Initial Issuance Date" means the date of original issuance of the Series A Notes.

                 "Interest Payment Date" means each of February 1 and August 1.

                 "Investment" means any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities issued by, any other Person, other than (i) loans or advances made to employees in the ordinary course of business not in excess of $50,000 outstanding at any time to any employee, (ii) advances to customers or suppliers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of any Person or its Subsidiaries and any securities received in settlement thereof or as a result of a bankruptcy or an insolvency proceeding, (iii) workers' compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business, (iv) Capital Stock, bonds, notes, debentures and other assets received as a result of Asset Dispositions not prohibited by Section 4.10, and
(v) endorsements of negotiable instruments and documents in the ordinary course of business. In addition, (i) the fair market value of the assets (net of liabilities) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall constitute an Investment in such Subsidiary in such amount, if the Company has elected that such designation be deemed to be an Investment and not an Asset Disposition, and (ii) the lesser of (A) the amount of Restricted Payments made to any Unrestricted Subsidiary or (B) the fair market value of the assets (net of liabilities) of such Unrestricted Subsidiary, in each case at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company, shall constitute a return of capital and a decrease in the amount of the Company's Investment in such Subsidiary.

                 "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the Company's principal place of business, the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                 "Lien" means any mortgage, lien, pledge, security interest, conditional sale or other title retention agreement, charge or other security interest or encumbrance of any kind (including any agreement to give any security interest).

                 "Liquidated Damages" means liquidated damages as defined in
Section 5 of the Registration Rights Agreement.

                 "Marketable Equity Securities" means shares of Capital Stock of any Person that are listed on the New York Stock Exchange, the American Stock Exchange or the national market tier of The Nasdaq Stock Market and, upon receipt by the Company or a Restricted Subsidiary, such shares are freely tradeable under the Securities Act and applicable state securities laws and are so listed or included for trading privileges.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Net Proceeds" means the aggregate amount of consideration in the form of Cash, Temporary Cash Investments or Marketable Equity Securities received by the Company or any of its Restricted Subsidiaries with respect to any Asset Disposition, after deducting therefrom brokerage commissions, appraisal fees, survey charges, engineering fees, title insurance premiums, legal fees, finder's fees, loan origination and similar fees, underwriting fees, investment banking fees and other similar commissions or fees, and any filing, recording or registration fees, costs and expenses, recording taxes, transfer taxes, provisions for all taxes payable as a result of such Asset Disposition, amounts required to be paid to any Person owning a beneficial interest in the assets subject to such Asset

Disposition, and appropriate amounts to be provided as a reserve in accordance with GAAP against any liabilities associated with such Asset Disposition after such Asset Disposition (to the extent such reserves are not subsequently reversed), including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition ("Asset Disposition Expenses"), and also less any amounts required to be applied to retire all or a portion of the Notes or Indebtedness permitted under Section 4.9 having the benefit of a Lien on the property or assets so transferred, to the extent, but only to the extent, that such amounts are paid by the Company or one of its Restricted Subsidiaries or are amounts for which the Company or one of its Restricted Subsidiaries is directly and not contingently liable, as the case may be, and properly attributable to the transaction in respect of which such consideration is received or to the asset that is the subject of such transaction.

                 "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                 "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                 "Offer" means a Change of Control Offer or Net Proceeds Offer, as the case may be.

                 "Offer Purchase Date" means a Change of Control Purchase Date or Net Proceeds Purchase Date, as the case may be.

                 "Offering Memorandum" means the Offering Memorandum, dated January 8, 1998, relating to the offering of the Series A Notes.

                 "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, or any Vice-President of such Person.

                 "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the Chairman of the Board, the President or the Chief Financial Officer of the Company, that meets the requirements of Section 11.5 hereof.

                 "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.5 hereof. The counsel may be counsel to the Company, any Subsidiary of the Company or the Trustee.

                 "Parent" shall mean a Person or group of Persons created to effectuate a holding company structure for the Company and its Subsidiaries.

                 "Permitted Investment" means (i) an Investment in the Company or a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary;
(ii) an Investment in a Person, if such Person or a Subsidiary of such Person will, as a result of the making of such Investment and all other contemporaneous related transactions, become a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to the Company or a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary;
(iii) a Temporary Cash Investment; (iv) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (v) stock, obligations or securities received in settlement of debts owing to the Company or a Restricted Subsidiary of the Company as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection, enforcement or agreement in lieu of foreclosure of any Lien in favor of the Company or a Restricted Subsidiary of the Company; (vi) refundable construction advances made with respect to the construction of properties of a nature or type that are used in a business similar or related to the business of the Company or its Restricted Subsidiaries in the ordinary course of business; (vii) advances or extensions of credit on terms customary in the industry in the form of accounts or other receivables incurred, or pre-paid film rentals, and loans and advances made in settlement of such accounts receivable, all in the ordinary course of business; (viii) guarantees not prohibited by Section 4.9; (ix) entry into and Investments in joint ventures, partnerships and other Persons engaged or proposing to engage in the indoor motion picture exhibition business, provided that (A) the Person into which such Investment is made is either a Restricted Subsidiary of the Company, or such Person or a Subsidiary of such Person will, as a result of the making of such Investment and all other contemporaneous related transactions, become a Restricted Subsidiary of the Company and (B) the amount of such Investment, valued at the time made, together with all Investments previously made pursuant to this clause (ix) (and, without duplication, all Investments made pursuant to clause (ix) of the definition of "Permitted Investments" as set forth in
Section 1.1 of the Senior Subordinated Indentures shall be deemed made pursuant to this clause (ix) as well), valued at the respective times made, shall not exceed 10% of Consolidated Tangible Assets of the Company as of the last day of the full fiscal quarter ending immediately prior to the date of such Investment; (x) any Investment made solely with funds the payment or application of which is not restricted pursuant to Section 4.7; (xi) Investments in the Notes and the Senior Subordinated Notes; (xii) any consolidation or merger of a Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company to the extent otherwise permitted under the Indenture; (xiii) payments of up to $1.5 million annually to repurchase Capital Stock of the Company issued under the Company's employee stock option plans;
(xiv) Hedging Obligations of the Company or any of its Restricted Subsidiaries to the extent otherwise permitted under the Indenture; (xv) Investments in Cinemark International not to exceed $40 million; and (xvi) other Investments not to exceed $10 million.

                 "Person" means any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

                 "Qualified Institutional Buyer" has the meaning set forth in Rule 144A.

                 "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the other parties thereto, as such agreement may be amended, modified or supplemented from time to time.

                 "Regulation S" means Regulation S under the Securities Act and any successor regulation thereto.

                 "Regulation S Global Note" has the meaning specified in
Section 2.1(a).

                 "Representative" means, for any Senior Indebtedness, the trustee, agent or representative with respect to such Senior Indebtedness.

                 "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Restricted Global Note" has the meaning specified in Section 2.1(a).

                 "Restricted Period" has the meaning specified in Section 2.1(b)(A).

                 "Restricted Subsidiary" means (i) any Subsidiary of the Company in existence on the Start Date other than the Existing Unrestricted Subsidiaries, (ii) any Subsidiary of the Company (other than a Subsidiary that is also a Subsidiary of an Unrestricted Subsidiary) organized or acquired after the Start Date, unless such Subsidiary shall have been designated as an Unrestricted Subsidiary by resolution of the Board of Directors as provided in and in compliance with the definition of "Unrestricted Subsidiary," and (iii) any Unrestricted Subsidiary which is designated as a Restricted Subsidiary by the Board of Directors; provided that, immediately after giving effect to the designation referred to in clause (iii), no Default or Event of Default shall have occurred and be continuing and the Company could incur at least $1.00 of additional Indebtedness under Section 4.9(a). The Company shall evidence any such designation to the Trustee by promptly filing with the Trustee an Officer's Certificate certifying that such designation has been made and stating that such designation complies with the requirements of the immediately preceding sentence.

                 "Rule 144" means Rule 144 under the Securities Act and any successor rule thereto.

                 "Rule 144A" means Rule 144A under the Securities Act and any successor rule thereto.

                 "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc.

                 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                 "Senior Indebtedness" means (i) Indebtedness under the Credit Facility and (ii) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (x) the Notes and the Senior Subordinated Notes, (y) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, or (z) any Indebtedness that is incurred in violation of the terms of this Indenture.

                 "Senior Subordinated Indentures" means collectively the indenture, dated as of August 15, 1996, by and between the Company and the Trustee, as amended by that certain First Supplemental Indenture thereto, dated as of June 26, 1997, and as further amended or supplemented from time to time, and the indenture, dated as of June 26, 1997, by and between the Company and the Trustee, as amended or supplemented from time to time.

                 "Senior Subordinated Notes" means the aggregate $275 million principal amount of the Company's 9-5/8% Senior Subordinated Notes due 2008, Series B and Series D, issued by the Company pursuant to the Senior Subordinated Indentures.

                 "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary of the Company that, together with its Restricted Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 5% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 5% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

                 "Start Date" means August 15, 1996.

                 "Stated Maturity" means, when used with respect to any security, the date specified in such security as the fixed date on which an amount equal to the principal of such security is due and payable.

                 "Subsidiary" means, with respect to any Person, (i) a Person a majority of whose Capital Stock with voting power under ordinary circumstances to elect directors (or Persons having similar or corresponding powers and responsibilities) is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) upon designation by the Company, and until designation by the Company to the contrary, a Person, 50% of whose Capital Stock with voting power under ordinary circumstances to elect directors (or Persons having similar or corresponding powers and responsibilities) is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof (a "50% Entity"). The Company shall evidence any designation pursuant to clause (ii) of the immediately preceding sentence to the Trustee by filing with the Trustee within 45 days of such designation an Officer's Certificate certifying that such designation has been made. All references within the Indenture to designations of Unrestricted Subsidiaries as Restricted Subsidiaries or Restricted Subsidiaries as Unrestricted Subsidiaries shall be deemed to include designations of 50% Entities as Restricted Subsidiaries and Restricted Subsidiaries as 50% Entities, respectively.

                 "Temporary Cash Investments" means any Investment in the following kinds of instruments: (A) readily marketable obligations issued or unconditionally guaranteed as to principal and interest by the United States of America or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States of America if, on the date of purchase or other acquisition of any such instrument by the Company or any Restricted Subsidiary of the Company, the remaining term to maturity or interest rate adjustment is not more than two years; (B) obligations (including, but not limited to, demand or time deposits, bankers' acceptances and certificates of deposit) issued or guaranteed by a depository institution or trust company incorporated under the laws of the United States of America, any state thereof, the District of Columbia, Canada or any province or territory thereof, provided that (1) such instrument has a final maturity not more than one year from the date of purchase thereof by the Company or any Restricted Subsidiary of the Company and (2) such depository institution or trust company has at the time of the Company's or such Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, (x) capital, surplus and undivided profits (as of the date of such institution's most recently published financial statements) in excess of $100 million and (y) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the Company's or such Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, are rated in the highest rating category of both S&P and Moody's; (C) commercial paper issued by any corporation, if such commercial paper has, at the time of the Company's or any Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, credit ratings of at least A-1 by S&P and P-1 by Moody's;
(D) money market mutual or similar funds having assets in excess of $100 million; (E) readily marketable debt obligations issued by any corporation, if at the time of the Company's or any Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment (1) the remaining term to maturity is not more than two years and (2) such debt obligations are rated in one of the two highest rating categories of both S&P and Moody's; (F) demand or time deposit accounts used in the ordinary course of business with commercial banks the balances in which are at all times fully insured as to principal and interest by the Federal Deposit Insurance Corporation or any successor thereto or any Canadian equivalent thereof; (G) demand or time deposit accounts used in the ordinary course of business with overseas branches of commercial banks incorporated under the laws of the United States of America, any state thereof, the District of Columbia, Canada or any province or territory thereof, provided that such commercial bank has, at the time of the Company's or such Restricted Subsidiary's Investment therein, (1) capital, surplus and undivided profits (as of the date of such institution's most recently published financial statements) in excess of $100 million and (2) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the Company's or any Restricted Subsidiary's Investment therein, are rated in the highest rating category of both S&P and Moody's; and (H) to the extent not otherwise included herein, Cash Equivalents. In the event that either S&P or Moody's ceases to publish ratings of the type provided herein, a replacement rating agency shall be selected by the Company with the consent of the Trustee, and in each case the rating of such replacement rating agency most nearly equivalent to the corresponding S&P or Moody's rating, as the case may be, shall be used for purposes hereof.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) and the rules and regulations thereunder, as in effect on the date on which this Indenture is qualified under the TIA (except as provided in Sections 9.1(e) and 9.3 hereof).

                 "Trade Payables" of any Person means accounts payable or any other indebtedness or monetary obligations to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

                 "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.6 hereof.

                 "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                 "Unrestricted Subsidiary" means, until such time as any of the following shall be designated as a Restricted Subsidiary of the Company by the Board of Directors as provided in and in compliance with the definition of "Restricted Subsidiary," (i) each of the Existing Unrestricted Subsidiaries,
(ii) any Subsidiary of the Company or of a Restricted Subsidiary of the Company organized or acquired after the Start Date that is designated concurrently with its organization or acquisition as an Unrestricted Subsidiary by resolution of the Board of Directors, (iii) any Subsidiary of any Unrestricted Subsidiary, and (iv) any Restricted Subsidiary of the Company that is designated as an Unrestricted Subsidiary by resolution of the Board of Directors, provided that,
(A) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and (B) any such designation shall be deemed, at the election of the Company at the time of such designation, to be either (but not both) (x) the making of a Restricted Payment at the time of such designation in an amount equal to the Investment in such Subsidiary subject to the restrictions contained in Section 4.7 or (y) the making of an Asset Disposition at the time of such designation in an amount equal to the Investment in such Subsidiary subject to the restrictions contained in Section 4.10. The Company shall evidence any designation pursuant to clause (ii) or (iv) of the immediately preceding sentence to the Trustee by filing with the Trustee within 45 days of such designation an Officer's Certificate certifying that such designation has been made and, in the case of clause (iv), the related election of the Company in respect thereof.

                 "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian, with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                 "Weighted Average Life" means, as of any date, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the number of years from such date to the dates of each successive scheduled principal payment (including any sinking fund payment requirements) of such debt security multiplied by the amount of such principal payment, by
(ii) the sum of all such principal payments.

                 "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person all of whose Capital Stock with voting power under ordinary circumstances to elect directors (or Persons having similar or corresponding powers and responsibilities), other than directors' qualifying shares if required by applicable law, is owned by such Person (either directly or indirectly through Wholly Owned Subsidiaries).

Section 1.2.     Other Definitions.

                                                         Defined in
                             Term                         Section
         ----------------------------------------------  ----------
         "Affiliate Transaction"  . . . . . . . . . . .    4.11
         "Change of Control Offer"  . . . . . . . . . .  4.14(a)
         "Change of Control Offer Price"  . . . . . . .  4.14(a)
         "Change of Control Purchase Date"  . . . . . .  4.14(a)
         "Covenant Defeasance"  . . . . . . . . . . . .     8.3
         "Discharge"  . . . . . . . . . . . . . . . . .     8.5
         "DTC"  . . . . . . . . . . . . . . . . . . . .   2.1(b)
         "DTC Participants" . . . . . . . . . . . . . .   2.1(b)
         "Event of Default" . . . . . . . . . . . . . .     6.1
         "Incurrence" . . . . . . . . . . . . . . . . .   4.9(a)
         "Legal Defeasance" . . . . . . . . . . . . . .     8.2
         "Net Proceeds Offer" . . . . . . . . . . . . .  4.10(a)
         "Net Proceeds Offer Amount"  . . . . . . . . .  4.10(a)
         "Net Proceeds Offer Price" . . . . . . . . . .  4.10(a)

         "Net Proceeds Purchase Date" . . . . . . . . .  4.10(a)
         "Other Consideration"  . . . . . . . . . . . .  4.10(f)
         "Pari Passu Offer" . . . . . . . . . . . . . .  4.10(b)
         "Pari Passu Offer Amount"  . . . . . . . . . .  4.10(b)
         "Paying Agent" . . . . . . . . . . . . . . . .     2.3
         "Payment Blockage Notice"  . . . . . . . . . .    10.3
         "Refinancing Indebtedness" . . . . . . . . . .   4.9(a)
         "Register" . . . . . . . . . . . . . . . . . .     2.3
         "Registrar"  . . . . . . . . . . . . . . . . .     2.3
         "Restricted Payments"  . . . . . . . . . . . .   4.7(a)
         "SEC"  . . . . . . . . . . . . . . . . . . . .     1.1  ("Commission")
         "75% Test" . . . . . . . . . . . . . . . . . .  4.10(a)
         "Surviving Entity" . . . . . . . . . . . . . .     5.1
         "Transaction Value"  . . . . . . . . . . . . .  4.10(f)

Section 1.3.     Incorporation by Reference of Trust Indenture Act.

                 Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                 The following TIA terms used in this Indenture have the following meanings:

                 "indenture securities" means the Notes;

                 "indenture security Holder" means a Holder of a Note;

                 "indenture to be qualified" means this Indenture;

                 "indenture trustee" or "institutional trustee" means the Trustee;

                 "obligor" on the Notes means the Company and any successor obligor upon the Notes.

                 All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.4.     Rules of Construction.

                 Unless the context otherwise requires:

                 (a)      a term has the meaning assigned to it;

                 (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (c)      "or" is not exclusive;

                 (d) words in the singular include the plural, and in the plural include the singular;

                 (e) provisions apply to successive events and transactions;

                 (f) references to sections of or rules under the Exchange Act or the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

                 (g) "herein," "hereof" and other words or similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.


                                   ARTICLE 2
                                   THE NOTES

Section 2.1.     Form and Dating.

                 (a) General Form of Notes. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $1000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                 Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A under the Securities Act will initially be issued only in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons (each a "Restricted Global Note"). Restricted Global Notes shall be substantially in the form of Exhibit A attached hereto (including the text and schedule called for by footnotes 1 and 3 thereto). Notes offered and sold outside the United States in reliance on Regulation S under the Securities Act will initially be issued only in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons (each a "Regulation S Global Note"; together with Restricted Global Notes, the "Global Notes"). Regulation S Global Notes shall be substantially in the form of Exhibit A attached hereto (including the text and schedule called for by footnotes 1 and 3 thereto). Notes offered and sold in reliance on any other exemption from registration under the Securities Act will be issued only in the form of Definitive Notes. Definitive Notes shall be substantially in the form of Exhibit A attached hereto (excluding the text and schedule called for by footnotes 1 and 3 thereto). Global Notes or Definitive Notes issued as Exchange Notes will not include the legend called for by footnote 2 of Exhibit A.

                 (b) Form of Global Notes. (A) Each Restricted Global Note (i) shall represent such portion of the outstanding Notes as shall be specified therein, (ii) shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions,
(iii) shall be registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as provided herein, for credit to the respective accounts of the Holders (or such accounts as they may direct) at the Depositary, (iv) shall be delivered by the Trustee or its Agent to the Depositary or a Note Custodian pursuant to the Depositary's instructions and (v) shall bear a legend substantially to the following effect:

                 "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is required by an authorized representative of DTC (and any payment hereon is made to Cede & Co or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

                 (B) Each Regulation S Global Note (i) shall represent such portion of the outstanding Notes as shall be specified therein, (ii) shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions, (iii) shall be registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as provided herein, for credit to the accounts of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear and Cedel Bank, (iv) shall be delivered by the Trustee or its Agent to the Depositary or a Note Custodian pursuant to the Depositary's instructions and (v) shall bear a legend substantially to the following effect:

                 "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is required by an authorized representative of DTC (and any payment hereon is made to Cede & Co or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

Prior to the 40th day after the Closing Date (the "Restricted Period"), beneficial interests in the Regulation S Global Note may only be held through Euroclear or Cedel Bank, and any resale or transfer of such interests to U.S. Persons shall not be permitted during such period unless such resale or transfer is made pursuant to Rule 144A or Regulation S.

                 (C) Members of, or participants in, the Depositary ("DTC Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished to the Depositary or impair, as between the Depositary and its agent members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                 Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

                 (c) Form of Definitive Notes. Definitive Notes may be produced in any manner determined by the Officers of the Company executing such Notes, as evidenced by their execution of such Notes. The Trustee must register Definitive Notes so issued in the name of, and cause the same to be delivered to, such Person (or its nominee). Subject to the provisions of
Section 2.6, any Person having a beneficial interest in a Global Note may exchange such beneficial interest, upon request to the Trustee, for fully certificated Definitive Notes in duly registered form.

                 (d) Provisions Applicable to Forms of Notes. The Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any Applicable Law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officer of the Company executing such Notes, as conclusively evidenced by their execution of such Notes. All Notes shall be otherwise substantially identical except as provided herein.

                 Subject to the provisions of this Article 2, a registered Holder of a beneficial interest in a Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.2.     Execution and Authentication.

                 An Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form.

                 If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                 A Note shall not be valid or obligatory for any purpose or entitled to the benefits of the Indenture until authenticated by the manual signature of the Trustee or its authenticating agent. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                 The Trustee shall, upon the delivery to the Trustee of a written order of the Company signed by two Officers, from time to time, authenticate Notes for original issue up to an aggregate principal amount of $105,000,000. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof.

                 The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.3.     Trustee, Registrar and Paying Agent.

                 The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent").
The Registrar shall keep a register ("Register") of the Notes and of their transfer and exchange. The Company may also from time to time appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar upon notice to the Holders. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act, subject to the last paragraph of this Section 2.3, as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar; provided, however, that none of the Company, its Subsidiaries or the Affiliates of the foregoing shall act (i) as Paying Agent in connection with redemptions, offers to purchase, discharges and defeasance, as otherwise specified in this Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

                 The Company hereby appoints U.S. Trust Company of Texas, N.A., at its Corporate Trust Office, as the Trustee hereunder and U.S. Trust Company of Texas, N.A. hereby accepts such appointment. The Trustee shall have the powers and authority granted to and conferred upon it in the Notes and hereby and such further powers and authority to act on behalf of the Company as may be mutually agreed upon by the Company and the Trustee, and the Trustee shall keep a copy of this Indenture available for inspection during normal business hours at its Corporate Trust Office.

                 The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

                 The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

                 All of the terms and provisions with respect to such powers and authority contained in the Notes are subject to and governed by the terms and provisions hereof.

                 The Trustee may resign as Registrar or Paying Agent upon 30 days prior written notice to the Company.

Section 2.4.     Paying Agent to Hold Money in Trust.

                 The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, or interest on, the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment of all such money over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5.     Holder Lists.

                 The Trustee shall preserve in as current a form as is reasonably practicable to it the most recent list available to it of the names and addresses of all Holders and, after the consummation of the Exchange Offer, shall otherwise strictly comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may require of the names and addresses of the Holders of Notes and, after the consummation of the Exchange Offer, the Company shall otherwise strictly comply with TIA Section 312(a).

Section 2.6.     Transfer and Exchange.

                 (a) Transfer and Exchange of Definitive Notes. If Definitive Notes are presented by a Holder to the Registrar with a request:

                 (x)      to register the transfer of the Definitive Notes; or

                 (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

                          (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by such Holder's attorney, duly authorized in writing; and

                          (ii) in the case of a Definitive Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                                  (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                                  (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                                  (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                 (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                             (i)  if such Definitive Note is a Transfer
                                  Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act; and

                            (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, in which case the Trustee or its agent shall cancel such Definitive Note in accordance with Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

                 (c) Transfer and Exchange of a Beneficial Interest in a Global Note. The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Notwithstanding the foregoing, in the case of a Transfer Restricted Security, a beneficial interest in a Global Note being transferred in reliance on an exemption from the registration requirements of the Securities Act (other than in accordance with Rule 144A, Rule 144 or Rule 904 under the Securities Act) may only be transferred for a Definitive Note and pursuant to the provisions of Section 2.6(d) below.

                 (d) Transfer and Exchange of a Beneficial Interest in a Global Note for a Definitive Note.

                          (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                                  (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

                                  (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                                  (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note
                                  Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with
                                  Section 2.2 hereof, the Trustee shall
                                  authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

                          (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

                 (e) Transfer from Restricted Global Note to Regulation S Global Note. If a holder of a beneficial interest in the Restricted Global Note deposited with DTC wishes at any time to exchange its interest in such Restricted Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Regulation S Global Note, such holder may, subject to the rules and procedures of DTC and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Global Note. Upon receipt by the Trustee, as Transfer Agent, at its office in The City of New York of (1) instructions given in accordance with DTC's procedures from or on behalf of a holder of a beneficial interest in the Restricted Global Note, directing the Trustee, as Transfer Agent, to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Restricted Global Note to be exchanged or transferred, (2) a written order given in accordance with DTC's procedures containing information regarding the Euroclear or Cedel Bank account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit C given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S or Rule 144 under the Securities Act, the Trustee, as Transfer Agent, shall promptly deliver appropriate instructions to DTC, its nominee, or the custodian for DTC, as the case may be, to reduce or reflect on its records a reduction of the Restricted Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so exchanged or transferred from the relevant participant, and the Trustee, as Transfer Agent, shall promptly deliver appropriate instructions to DTC, its nominee, or the custodian for DTC, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Cedel Bank, or both, as the case may be) a beneficial interest in such Regulation S Global Note equal to the reduction in the principal amount of such Restricted Global Note.

                 (f) Transfer from Regulation S Global Note to Restricted Global Note. If a holder of a beneficial interest in the Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the Restricted Global Note, or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Restricted Global Note, such holder may, subject to the rules and procedures of Euroclear or Cedel Bank and DTC, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Restricted Global Note. Upon receipt by the Trustee, as Transfer Agent, at its office in The City of New York of (l) instructions given in accordance with the procedures of Euroclear or Cedel Bank and DTC, as the case may be, from or on behalf of a beneficial owner of an interest in the Regulation S Global Note directing the Trustee, as Transfer Agent, to credit or cause to be credited a beneficial interest in the Restricted Global Note in an amount equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of Euroclear or Cedel Bank and DTC, as the case may be, containing information regarding the account with DTC to be credited with such increase and the name of such account, and
(3) prior to the expiration of the Restricted Period, a certificate in the form of Exhibit D given by the holder of such beneficial interest and stating that the Person transferring such interest in such Regulation S Global Note reasonably believes that the Person acquiring such interest in such Restricted Global Note is a Qualified Institutional Buyer (as defined in Rule 144A) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or any other jurisdiction, the Trustee, as Transfer Agent, shall promptly deliver appropriate instructions to DTC, its nominee, or the custodian for DTC, as the case may be, to reduce or reflect on its records a reduction of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be exchanged or transferred, and the Trustee, as Transfer Agent, shall promptly deliver appropriate instructions to DTC, its nominee, or the custodian for DTC, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Restricted Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Restricted Global Note equal to the reduction in the principal amount of such Regulation S Global Note. After the expiration of the Restricted Period, the certification requirement set forth in clause (3) of the second sentence of this Section 2.6(f) will no longer apply to such transfers.

                 (g) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (h) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                 (h) Authentication of Definitive Notes in Absence of Depositary. If at any time:

                          (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes or, if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                          (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture in exchange for all or any part of the Notes represented by a Global Note or Global Notes, the Depositary or the Note Custodian shall surrender such Global Note to the Trustee, without charge, and then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver in exchange for such Global Notes, Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Notes. Such Definitive Notes shall be registered in such names as the Depositary shall direct in writing.

                 (i)      Legends.

                          (i)     Except as permitted by the following
                                  paragraphs (ii), and (iii), each Note
                                  certificate evidencing Global Notes and
                                  Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
                                  SECURITIES ACT OF 1933, AS AMENDED (THE
                                  "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT
                                  BE OFFERED OR SOLD TO, OR FOR THE ACCOUNT OR
                                  BENEFIT OF, ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE") RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO THE COMPANY, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH THE RESALE PROVISIONS OF RULE 144A, (C) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE RESALE LIMITATIONS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (BASED UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS) SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

                          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global
                                  Note) pursuant to Rule 144 under the

                                  Securities Act or pursuant to an effective registration statement under the Securities
                                  Act:

                                  (A)      in the case of any Transfer
                                           Restricted Security that is a
                                           Definitive Note, the Registrar shall
                                           permit the Holder thereof to
                                           exchange such Transfer Restricted
                                           Security for a Definitive Note that
                                           does not bear the legend set forth
                                           in (i) above and rescind any
                                           restriction on the transfer of such
                                           Transfer Restricted Security; and

                                  (B)      in the case of any Transfer
                                           Restricted Security represented by a
                                           Global Note, such Transfer
                                           Restricted Security shall not be
                                           required to bear the legend set
                                           forth in (i) above, but shall
                                           continue to be subject to the
                                           provisions of Section 2.6(c) hereof;
                                           provided, however, that with respect
                                           to any request for an exchange of a
                                           Transfer Restricted Security that is
                                           represented by a Global Note for a
                                           Definitive Note that does not bear
                                           the legend set forth in (i) above,
                                           which request is made in reliance
                                           upon Rule 144, the Holder thereof
                                           shall certify in writing to the
                                           Registrar that such request is being
                                           made pursuant to Rule 144 (such
                                           certification to be substantially in
                                           the form of Exhibit B hereto).

                          (iii)   Notwithstanding the foregoing, upon
                                  consummation of the Exchange Offer, the
                                  Company shall issue and, upon receipt of an authentication order in accordance with
                                  Section 2.2 hereof, the Trustee shall
                                  authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series A Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

                 (j) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee or its agent in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

        (k)      General Provisions Relating to Transfers and Exchanges.

                          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.6, 3.7, 4.10, 4.14 and
                                  9.5 hereto).

                          (iii) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                          (iv) Neither the Registrar nor the Company shall be required:

                                  (A)      to issue, to register the transfer
                                           of or to exchange Notes during a
                                           period beginning at the opening of
                                           business 15 Business Days before the
                                           day of any selection of Notes for
                                           redemption under Section 3.2 hereof
                                           and ending at the close of business
                                           on the day of selection; or

                                  (B)      to register the transfer of or to
                                           exchange any Note so selected for
                                           redemption in whole or in part,
                                           except the unredeemed portion of any
                                           Note being redeemed in part; or

                                  (C)      to register the transfer of or to
                                           exchange a Note between a record
                                           date and the next succeeding
                                           Interest Payment Date.

                          (v) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

                 (l) Certain Transfers in Connection with and after the Exchange Offer. Notwithstanding any other provision of this Indenture: (i) no Series B Note may be exchanged by the Holder thereof for a Series A Note;
                          (ii) accrued and unpaid interest on the Series A Notes being exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Series B Notes following the Exchange Offer; and
                          (iii) interest on the Series B Notes to be issued in the Exchange Offer shall accrue from the date of the Exchange Offer.

Section 2.7.     Replacement Notes.

                 If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall, upon the written request of the Holder thereof, issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by such Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                 Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                 The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.8.     Outstanding Notes.

                 The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it (or its agent), those delivered to it (or its agent) for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                 If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note (other than a mutilated Note surrendered for replacement) is held by a bona fide purchaser (as such term is defined in
Section 8-302 of the Uniform Commercial Code as in effect in the State of New
York).

                 If the principal amount of any Note is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                 If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, Cash or Cash Equivalents sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.9.     Treasury Notes.

                 In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee has actual knowledge are so owned shall be so disregarded.

Section 2.10.    Temporary Notes.

                 Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

                 Until such exchange, Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.    Cancellation.

                 The Company at any time may deliver Notes to the Trustee or its Agent for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee (or its Agent) and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company from time to time. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee (or its Agent) for cancellation. If the Company acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee (or its Agent) for cancellation pursuant to this
Section 2.11.

Section 2.12.    Defaulted Interest.

                 If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such defaulted interest to be paid.

Section 2.13.    Persons Deemed Owners.

                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, the Company and any agent of the foregoing shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes (including the purpose of receiving payment of principal of and interest on such Notes; provided that defaulted interest shall be paid as set forth in Section 2.12), and none of the Trustee, any Agent, the Company or any agent of the foregoing shall be affected by notice to the contrary.

Section 2.14.    CUSIP Numbers

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will print CUSIP numbers on the Notes, and the Trustee may use CUSIP numbers in notices of redemption and purchase as a convenience to Holders; provided, however, that any such notices may state that no representation is made as to the correctness of such numbers as printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or purchase shall not affected by any defect or omission in such numbers.


                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

Section 3.1.     Notices to Trustee.

                 If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (unless a shorter period is acceptable to the Trustee), an Officers' Certificate setting forth (i) the clause of Section 3.7 pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and accrued and unpaid interest and (v) whether it requests the Trustee to give notice of such redemption. Any such notice may be cancelled at any time prior to the mailing of notice of such redemption to any Holder and shall thereby be void and of no effect.

Section 3.2.     Selection of Notes to Be Redeemed.

                 If fewer than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of any applicable Depositary and securities exchange requirements or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate and in such manner as complies with any such requirements and any applicable legal requirements; provided that no Notes of $1,000 principal amount or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                 The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3.     Notice of Redemption.

                 At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder's registered address.

                 The notice shall identify the Notes to be redeemed and shall state:

                 (a)      the redemption date;

                 (b)      the redemption price and accrued and unpaid interest;

                 (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                 (d)      the name and address of the Paying Agent;

                 (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

                 (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                 (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                 At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 40 days prior to the redemption date (unless a shorter period is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4.     Effect of Notice of Redemption.

                 Unless otherwise stated therein, once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

Section 3.5.     Deposit of Redemption Price.

                 On or prior to the redemption date, the Company shall deposit with the Paying Agent (other than the Company or any of its Subsidiaries) money sufficient in same day funds to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed. If the money is deposited on the redemption date, such deposit shall be made by 10:00 a.m. Dallas, Texas time.

                 If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption whether or not such Notes are presented for payment, and the only remaining right of the Holders of such Notes shall be to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid and to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.1 hereof.

Section 3.6.     Notes Redeemed in Part.

                 Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.7.     Optional Redemption.

                 (a) Except as set forth in clause (b) of this Section 3.7, the Company shall not have the option to redeem the Notes pursuant to this
Section 3.7 prior to August 1, 2003. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve month period beginning on August 1 of the years indicated below:

                   YEAR                                      PERCENTAGE
                   ----                                      ----------
                   2003                                      104.250%
                   2004                                      102.833%
                   2005                                      101.417%
                   2006 and thereafter                       100.000%

                 (b) Notwithstanding the foregoing, on and prior to February 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally outstanding at a redemption price of 108.5% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of one or more Equity Offerings of the Company or, if applicable, a Parent; provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption (but such unredeemed Notes may be redeemed pursuant to the optional redemption procedure described in
Section 3.7(a)); and provided, further, that such notice of redemption shall be given not later than 30 days, and such redemption shall occur not later than 90 days, after the date of the closing of any such Equity Offering.

                 (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 3.8.     Mandatory Redemption.

                 Except as set forth under Sections 4.10 and 4.14 hereof, the Company shall not be required to make mandatory redemption payments with respect to the Notes.


                                   ARTICLE 4
                                   COVENANTS

Section 4.1.     Payment of Notes.

                 The Company shall pay or cause to be paid in New York, New York the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Company in same day funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Paying Agent shall return to the Company, no later than three Business Days following the date of payment, any money (including accrued interest) in excess of the amounts paid on the Notes.

                 The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim against the debtor under such Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2.     Maintenance of Office or Agency.

                 The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                 The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.3.

Section 4.3.     Provisions of Reports and Other Information.

                 (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee and the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial position and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request. The Company shall include an unaudited consolidating balance sheet and related statements of income and cash flows for the Company and its Subsidiaries, separately identifying the Company and its Restricted Subsidiaries as one group and the Company's Unrestricted Subsidiaries as a separate group, in all reports containing the consolidated financial statements (which in the case of annual reports shall be audited) of the Company and its consolidated Subsidiaries which are required to be delivered by the Company to the Securityholders pursuant to this Section 4.3, including the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. If required by the terms thereof, the Company shall also comply with the provisions of TIA
Section 314(a).

                 (b) So long as any of the Transfer Restricted Securities remain outstanding, the Company shall furnish to the Holders of the Transfer Restricted Securities and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                 (c) If the Company instructs the Trustee to distribute any of the documents described in Section 4.3(a) to the Holders, the Company shall provide the Trustee with a sufficient number of copies of all such documents that the Company may be required to deliver to such Holders.

Section 4.4.     Compliance Certificate.

                 (a) The Company shall deliver to the Trustee, within 45 days after the end of each of the first three fiscal quarters of each year, and within 90 days after the end of the last fiscal quarter of each year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal quarter, or fiscal year, as appropriate, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or interest on, the Notes are prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                 (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                 (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.5.     Taxes.

                 The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except (i) such as are contested in good faith and by appropriate proceedings or (ii) such as for which reserve or other appropriate provision, if any, as shall be required to be in conformity with GAAP, has been made therefor, or (iii) where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.6.     Stay, Extension and Usury Laws.

                 The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7.     Limitation on Restricted Payments.

                 (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend on, or make any distribution to the holders of, any Capital Stock of the Company or a Restricted Subsidiary, other than dividends or distributions (A) from a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary or (B) payable in Capital Stock of the Company that is not Disqualified Stock; (ii) repay, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any of its Subsidiaries (other than Wholly Owned Subsidiaries of the Company that are Restricted Subsidiaries), other than a Permitted Investment; (iii) prepay, repay, redeem, defease or otherwise acquire or retire for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is pari passu with or subordinated in right of payment to the Notes, other than a Permitted Investment and except (A) as permitted pursuant to clause
(vii) of Section 4.9(b), (B) upon a change of control, as defined in and to the extent required by the indenture or other agreement or instrument pursuant to which such pari passu or subordinated Indebtedness was issued, provided the Company is then in compliance with the provisions of Section 4.14, (C) any payment pursuant to a Pari Passu Offer and (D) any prepayment, repayment, redemption, defeasance or other acquisition or retirement for value of (1) the Senior Subordinated Notes or (2) other Indebtedness of the Company that is pari passu with the Notes if such prepayment, repayment, redemption, defeasance or other acquisition or retirement for value of such other Indebtedness is made contemporaneously with (and pro rata with) a prepayment, repayment, redemption, defeasance or other acquisition or retirement for value of the Notes; or (iv) make any Investment other than a Permitted Investment or as permitted under clauses (ii) and (iii) above (the foregoing actions set forth in clauses (i) through (iv) being referred to hereinafter as "Restricted Payments"), if at the time of any such Restricted Payment, and after giving effect thereto on a pro forma basis:

                 (A) a Default or Event of Default shall have occurred and be continuing or would result therefrom; or

                 (B) the aggregate amount of all Restricted Payments declared or made after the Start Date including such Restricted Payment (the value of any such payment, if other than cash, shall be the value determined in good faith by resolution of the Board of Directors) shall exceed the sum of: (1) 50% of the aggregate Consolidated Net Income (after deducting from such Consolidated Net Income accrued but unpaid compensation expenses related to any stock appreciation or stock option plans net of tax benefits), or, in the event such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss, of the Company and its Restricted Subsidiaries earned subsequent to the Start Date to the end of the fiscal quarter immediately preceding the date of such Restricted Payment (treated as a single accounting period), plus (2) the aggregate net proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company) of Capital Stock of the Company, including any such shares issued upon exercise of any warrants, options or similar rights

         (other than Disqualified Stock), subsequent to the Start Date, plus
         (3) the aggregate net proceeds received by the Company from the issuance or sale of Indebtedness that is convertible into Capital Stock after the Start Date, to the extent that such Indebtedness is actually converted into Capital Stock (other than Disqualified Stock), plus (4) the aggregate net proceeds received after the Start Date by the Company as capital contributions to the Company (other than from a Subsidiary), plus (5) an amount equal to the net reduction in Investments resulting from payments of principal of Indebtedness, return of capital and other transfers of assets, in each case to the Company or any Restricted Subsidiary of the Company (but excluding any such amounts included in Consolidated Net Income), or from designations of Unrestricted Subsidiaries as Restricted Subsidiaries, plus (6) $15 million.

                 (b) The foregoing provisions of this Section 4.7 shall not prohibit:

                 (i) the payment of any dividend within 60 calendar days after the date of declaration thereof, if at the date of declaration such dividend would have complied with the provisions of this Indenture;

                 (ii) the repayment, redemption, acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries in exchange for, or out of the aggregate net proceeds of, a substantially concurrent issuance (other than to the Company or any of its Restricted Subsidiaries) of Capital Stock of the Company or a Restricted Subsidiary of the Company;

                 (iii) the prepayment, repayment, redemption, defeasance or other acquisition or retirement for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness of the Company that is pari passu with or subordinated in right of payment to the Notes, in exchange for, or out of the aggregate net proceeds of, a substantially concurrent issuance (other than to the Company or a Restricted Subsidiary) of Capital Stock of the Company or a Restricted Subsidiary of the Company;

                 (iv) the prepayment, repayment, redemption, defeasance or other acquisition or retirement for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness of the Company that is pari passu with or subordinated in right of payment to the Notes, in exchange for, or out of the aggregate net proceeds of, a substantially concurrent issuance (other than to the Company or a Restricted Subsidiary) of Indebtedness of the Company that is pari passu with or subordinated in right of payment to, the Notes, but only if the Weighted Average Life and period of time to Stated Maturity of such new Indebtedness are each greater than the Weighted Average Life and period of time to Stated Maturity of such retired Indebtedness; and

                 (v) the payment of any dividend or distribution to any holder of Capital Stock of a Restricted Subsidiary of the Company, other than a holder that is an Affiliate of the Company (except a holder that is an Affiliate of the Company solely by virtue of the ownership of such Capital Stock), as part of a pro rata dividend or distribution to all holders of such class or series of Capital Stock (but only the amount of such dividend or distribution paid to a Person other than the Company or a Restricted Subsidiary of the Company shall constitute a Restricted Payment).

                 For purposes of calculating the aggregate amount of Restricted Payments made pursuant to Section 4.7(a)(B) above, payments made under this
Section 4.7(b) (other than under clause (iv) hereof) shall be included in such amount; provided that dividends paid within 60 calendar days of the date of declaration shall be deemed to be paid at the date of declaration.

Section 4.8. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

                 The Company shall not, and shall not permit any of the Restricted Subsidiaries of the Company to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of such Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock, or pay any Indebtedness, owed to the Company or any of its Restricted Subsidiaries, (ii) make any Investment in the Company or any of its Restricted Subsidiaries, (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries or (iv) guarantee any Indebtedness of the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (A) applicable law, (B) any instrument governing Acquired Indebtedness permitted to be incurred under
Section 4.9 which encumbrances or restrictions are not applicable to any Person or the properties or assets of any Person, other than the Person so acquired or its Subsidiaries, or the property or assets of the Person so acquired or its Subsidiaries, (C) any restrictions existing under agreements in effect on the Initial Issuance Date, (D) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary, provided, that such disposition is permitted pursuant to Section 4.10, (E) any agreement governing Indebtedness otherwise permitted under the Indenture restricting the sale or other disposition of property securing such Indebtedness if such agreement does not expressly restrict the ability of a Restricted Subsidiary to pay dividends or to make distributions, loans or advances, (F) the issuance of preferred stock by a Restricted Subsidiary or the payment of dividends thereon in accordance with the terms thereof, provided that issuance of such preferred stock is permitted pursuant to Section 4.9 and the terms of such preferred stock do not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such preferred stock prior to paying any dividends or making any other distributions on such other Capital Stock),
(G) this Indenture, (H) the Credit Facility and other Senior Indebtedness, (I) supermajority voting requirements existing under corporate charters, bylaws, stockholders agreements and the like, (J) in the case of clause (iii) above, agreements (1) that restrict in a customary manner the subletting, pledging, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, or (2) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, including, without limitation, transfer restrictions on any specific properties or assets that are subject to a sale agreement otherwise permitted pursuant Section 4.10, (K) existing under any agreement which refinances or replaces any of the agreements in the preceding clauses; provided, that the terms and conditions of any such restrictions are not materially less favorable to the Holders than those contained in the agreements refinanced or replaced or (L) any instrument governing Indebtedness of the Company that is (1) pari passu with the Notes and (2) otherwise permitted under this Indenture, provided that the terms and conditions of any such restrictions are not materially more restrictive than those contained in this Indenture. Nothing contained in this Section 4.8 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 4.12 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

Section 4.9.     Limitation on Indebtedness.

                 (a) The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to, any Indebtedness (collectively, an "incurrence"; with respect to any non-interest bearing or other discount Indebtedness, an "incurrence" shall be deemed to have occurred only on the date of original issuance thereof), unless, after giving effect to the incurrence of such Indebtedness and the application of the net proceeds therefrom, the EBITDA Ratio (as calculated on the Determination Date) is greater than 2.0 to 1.0; provided that if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, then the Consolidated EBITDA of the Company shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the immediately preceding four-quarter period) to both the incurrence or assumption of such Acquired Indebtedness by the Company and the inclusion in the Consolidated EBITDA of the Person whose Indebtedness would constitute Acquired Indebtedness.

                 (b) Notwithstanding the foregoing, Indebtedness may be incurred as follows:

                 (i) Indebtedness under the Credit Facility in an aggregate principal amount not to exceed $195 million at any one time outstanding, less the aggregate amount of all permanent reductions thereto pursuant to Section 4.10;

                 (ii) Indebtedness represented by amounts due under Hedging Obligations (provided that the obligations under such Hedging Obligations are related to Indebtedness otherwise permitted by the terms of this Section 4.9 and that the aggregate notional principal amount of such Hedging Obligations shall not exceed 105% of the total amount of the related underlying Indebtedness);

                 (iii) Indebtedness represented by property, liability and workers' compensation insurance, performance bonds (which may be in the form of letters of credit) for construction contracts let by the Company and its Restricted Subsidiaries in the ordinary course of business (provided that to the extent that such performance bonds secure Indebtedness, such Indebtedness is otherwise permitted under this
                          Section 4.9), surety bonds and appeal bonds (which, in each case, may be in the form of letters of credit) required in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or any Restricted Subsidiary of the Company or in connection with judgments that do not result in a Default or an Event of Default;

                 (iv) Indebtedness of the Company evidenced by the Notes and this Indenture and by the Senior Subordinated Notes and the Senior Subordinated Indentures;

                 (v) Indebtedness owing to a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary or to the Company;

                 (vi) Acquired Indebtedness, provided that such Indebtedness if incurred by the Company would be in compliance with the first paragraph of this covenant;

                 (vii) Indebtedness issued in exchange for, or the proceeds of which are used to repay or refund or refinance or discharge or otherwise retire for value, Indebtedness of the Company or any of its Restricted Subsidiaries permitted under clauses (iv) and (vi) above, clause
                          (viii)
                          below and Section 4.9(a) ("Refinancing Indebtedness") in a principal amount not to exceed the principal amount of the Indebtedness so refinanced plus any premium and accrued interest plus customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, provided that with respect to any Refinancing Indebtedness which refinances Indebtedness which ranks junior in right of payment to the Notes, (A) such Refinancing Indebtedness is subordinated in right of payment at least to the same extent as the Indebtedness to be refunded or refinanced if such Indebtedness had remained outstanding and (B) the Refinancing Indebtedness has a Weighted Average Life and Stated Maturity that are equal to or greater than those of the Indebtedness to be repaid or refunded or refinanced or discharged or otherwise retired for value at the time of such incurrence;

                 (viii)   Indebtedness outstanding on the Initial Issuance
                          Date;

                 (ix) Indebtedness of the Company or a Restricted Subsidiary of the Company to an Unrestricted Subsidiary for money borrowed, provided, that such Indebtedness is subordinated in right of payment to the Notes and the Weighted Average Life of such Indebtedness is greater than the Weighted Average Life of the Notes; and

                 (x)      other Indebtedness not to exceed $25 million.

Section 4.10.    Limitation on Asset Sales.

                 (a) The Company shall not, and shall not permit any of the Restricted Subsidiaries of the Company to, make any Asset Disposition, unless
(i) the consideration received from such Asset Disposition is at least equal to the Fair Market Value of the Capital Stock, property or other assets sold, (ii) at least 75% of the consideration received from such Asset Disposition is in the form of Cash, Temporary Cash Investments or Marketable Equity Securities (the "75% Test"), provided that the amount of any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary which are assumed by the transferee, cancelled or satisfied in any Asset Disposition (other than liabilities that are incurred in connection with or in anticipation of such Asset Disposition) as a credit against the purchase price therefor shall be deemed to be Cash to the extent of the amount so credited for purposes of the 75% Test, and (iii) the Company applies, or causes its Restricted Subsidiaries to apply, 100% of the Net Proceeds from any Asset Disposition to an offer (a "Net Proceeds Offer") to purchase Notes outstanding having a Net Proceeds Offer Price at least equal to such Net Proceeds, such Net Proceeds Offer to commence on a date not later than 360 calendar days after the date of such Asset Disposition at a purchase price (the "Net Proceeds Offer Price") equal to 100% of the principal amount thereof, plus accrued interest thereon to the closing date of the Net Proceeds Offer (the "Net Proceeds Purchase Date"), except to the extent that such Net Proceeds have been applied either to (i) the permanent repayment of principal and interest on Senior Indebtedness or Indebtedness of the Restricted Subsidiary of the Company that made such Asset Disposition or to
(ii) the purchase of assets or businesses in the same line of business as the Company and its Restricted Subsidiaries or assets incidental thereto. Notwithstanding anything to the contrary in this Section 4.10, the Company will not be required to make a Net Proceeds Offer with respect to any Net Proceeds from Asset Dispositions until the aggregate amount of Net Proceeds from Asset Dispositions in any period of 12 consecutive months which are not applied either to the permanent repayment of principal and interest on Indebtedness (as described above) or to the purchase of assets or businesses (as described above), exceeds $10 million. For purposes of this Section 4.10, the principal amount of Notes for which a Net Proceeds Offer shall be made is referred to as the "Net Proceeds Offer Amount."

                 (b) To the extent required by any pari passu Indebtedness, and provided there is a permanent reduction in the principal amount of such pari passu Indebtedness, the Company shall simultaneously with the Net Proceeds Offer make an offer to purchase such pari passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Offer Amount") equal to the Net Proceeds Offer Amount, as determined above, multiplied by a fraction, the numerator of which is the outstanding principal amount of such pari passu Indebtedness and the denominator of which is the sum of the outstanding principal amount of the Notes and such pari passu Indebtedness, in which case the Net Proceeds Offer Amount shall be correspondingly reduced by such Pari Passu Offer Amount.

                 (c) The Company may credit against its obligation to make a Net Proceeds Offer pursuant to this Section 4.10 up to $2 million aggregate principal amount of Notes, at 100% of the principal amount thereof, which have been acquired by the Company and surrendered for cancellation after the making of the Net Proceeds Offer and which have not been used as a credit against or acquired pursuant to any prior obligation to make an offer to purchase Notes pursuant to the provisions set forth under Section 4.14 or this Section 4.10.

                 (d) Upon notice of a Net Proceeds Offer provided to the Trustee by the Company, notice of such Net Proceeds Offer shall be mailed by the Trustee (at the Company's expense) not less than 30 calendar days nor more than 60 calendar days before the Net Proceeds Purchase Date to each Holder of Notes at such Holder's last registered address appearing in the Register. The Company shall provide the Trustee with copies of all materials to be delivered with such notice. The notice shall contain all instructions and material necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer. In such notice, the Company shall state: (1) that the Net Proceeds Offer is being made pursuant to this Section 4.10 and that it will purchase the principal amount of Notes equal to the Net Proceeds Offer Amount; (2) the Net Proceeds Offer Price and the Net Proceeds Purchase Date; (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Net Proceeds Offer Price, all Notes accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Purchase Date; (5) that Holders electing to have any Notes purchased pursuant to such Net Proceeds Offer will be required to surrender the Notes, and complete the section entitled "Option of Holder to Elect Purchase" on the reverse of the Notes or transfer beneficial ownership of such Notes by book-entry transfer, to the Company, the Depositary (if appointed by the Company), or the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Net Proceeds Purchase Date; (6) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Net Proceeds Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), provided that the principal amount of such unpurchased portion must be equal to $1,000 or an integral multiple thereof. If Notes in a principal amount in excess of the Net Proceeds Offer Amount are surrendered pursuant to the Net Proceeds Offer, the Company shall purchase Notes on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired). The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Net Proceeds Offer.

                 (e) On the Net Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof validly tendered pursuant to the Net Proceeds Offer (on a pro rata basis if required), (ii) deposit with the Paying Agent money in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so accepted, and (iii) deliver to the Trustee Notes so accepted together with an Officer's Certificate stating the Notes or portions thereof accepted for payment by the Company. If the Company complies with its obligations set forth in the immediately preceding sentence, whether or not a Default or Event of Default has occurred and is continuing on the Net Proceeds Purchase Date, the Paying Agent shall as promptly as practicable mail to each Holder of Notes so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall as promptly as practicable authenticate and mail or deliver to such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be as promptly as practicable mailed or delivered by the Company to the Holders thereof. The Company shall publicly announce the results of the Net Proceeds Offer on or as promptly as practicable after the Net Proceeds Purchase Date. For purposes of this covenant, the Trustee shall act as the Paying Agent.

                 (f) Notwithstanding anything to the contrary contained in this Indenture, the Company or any of its Restricted Subsidiaries may engage in transactions in which theatre properties will be transferred in exchange for one or more other theatre properties; provided that if the Fair Market Value of the theatre properties to be transferred by the Company or such Restricted Subsidiary, plus the Fair Market Value of any other consideration paid or credited by the Company or such Restricted Subsidiary (the "Transaction Value") exceeds $2 million, such transaction shall require approval of the Board of Directors. In addition, each such transaction shall be valued at an amount equal to all consideration received by the Company or such Restricted Subsidiary in such transaction, other than the theatre properties received pursuant to such exchange ("Other Consideration"), for purposes of determining whether an Asset Disposition has occurred. If the Other Consideration is of an amount and character such that such transaction constitutes an Asset Disposition, then Section 4.10(a) shall be applicable to any Net Proceeds of such Other Consideration.

Section 4.11.    Limitation on Transactions with Affiliates.

                 The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, enter into any transaction (including without limitation the purchase, sale, lease or exchange of any property or the rendering of any service) with a Person that, immediately prior to such transaction, was an Affiliate (an "Affiliate Transaction"), unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arms' length transaction with an entity that is not an Affiliate; provided that continued performance under agreements as in effect on the Initial Issuance Date and described in the Offering Memorandum, or consummation, on the terms described in the Offering Memorandum, of transactions described therein that are not consummated prior to the Initial Issuance Date (and renewals and extensions of such agreements and transactions on terms not materially less favorable to the Holders than the terms of such original agreements and transactions), shall not be subject to such limitation.

                 In addition, the Company shall not, and shall not permit any of the Restricted Subsidiaries of the Company to, enter into (i) an Affiliate Transaction involving or having an expected value of more than $2 million unless such transaction shall have been approved in good faith by resolution of the Board of Directors and such resolution provides that such Affiliate Transaction complies with the requirements of this Section 4.11 or (ii) an Affiliate Transaction involving or having an expected value of more than $15 million, unless the Company has received an opinion of a nationally recognized independent investment banking firm, accounting firm, appraisal firm or other experts of nationally recognized standing if, in each case, such firm is regularly engaged to render opinions of such type, to the effect that the transaction is fair to the Company (or, if the Company is not a party to such Affiliate Transaction, then to such Restricted Subsidiary) from a financial point of view.

                 Notwithstanding anything to the contrary contained in this Indenture, the foregoing provisions shall not apply to (i) transactions between the Company and a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary or between Wholly Owned Subsidiaries of the Company that are Restricted Subsidiaries, (ii) payments required to be made to the Company by Cinemark International or by any Subsidiary of Cinemark International under the Cinemark International Management Agreement or under a Subsidiary management agreement, as the case may be, (iii) payments pursuant to any tax sharing agreement or arrangement among the Company and its Subsidiaries, (iv) transactions with any current or former employee, officer or director of the Company or any of its Restricted Subsidiaries pursuant to reasonable employee benefit plans or compensation arrangements or agreements entered into in the ordinary course of business on or prior to the Start Date, or amended or created thereafter with the approval of the Board of Directors, (v) transactions with any employee of the Company pursuant to which the Company purchases or otherwise acquires Capital Stock of the Company from such employee as permitted under Section 4.7, or (vi) transactions constituting (A) a Restricted Payment not prohibited by Section 4.7 and not constituting a Permitted Investment, or (B) an investment not constituting an "Investment" by reason of a specific exclusion from such definition.

Section 4.12.    Limitation on Liens.

                 The Company shall not, and shall not permit any of the Restricted Subsidiaries of the Company to, create, incur, assume or suffer to exist any Lien upon any of its property or assets (including assets acquired after the Initial Issuance Date), except for:

                 (i) Liens incurred after the Initial Issuance Date securing Indebtedness of the Company that ranks pari passu or junior in right of payment to the Notes, if the Notes are secured equally and ratably with such Indebtedness;

                 (ii)     Liens outstanding on the Initial Issuance Date;

                 (iii) Liens for taxes, assessments, governmental charges or claims not yet delinquent or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

                 (iv) Landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or the like Liens arising by contract or statute in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

                 (v) pledges or deposits made in the ordinary course of business (A) in connection with leases, performance bonds and similar obligations, or (B) in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (vi) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Restricted Subsidiary;

                 (vii) any attachment or judgment Lien that does not constitute an Event of Default;

                 (viii) Liens securing Acquired Indebtedness, provided that such Liens attach solely to the acquired assets or the assets of the acquired entity and do not extend to or cover any other assets of the Company or any of its Restricted Subsidiaries;

                 (ix)     Liens to secure Senior Indebtedness;

                 (x) Liens in favor of the Trustee for its own benefit and for the benefit of the Securityholders;

                 (xi) any interest or title of a lessor pursuant to a lease constituting a Capitalized Lease Obligation;

                 (xii) Liens on accounts receivable and inventory or cash deposits collateralizing reimbursement obligations with respect to letters of credit, in either case securing Indebtedness permitted to be incurred under clause (i) of Section 4.9(b);

                 (xiii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, banker's acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

                 (xiv) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Initial Issuance Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness incurred, in accordance with Section 4.9, (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

                 (xv) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

                 (xvi) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

                 (xvii) any interest or title of a lessor in the property subject to any Capitalized Lease Obligation or operating lease;

                 (xviii) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

                 (xix) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary, provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

                 (xx)     Liens in favor of the Company or any Restricted
                          Subsidiary;

                 (xxi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                 (xxii) Liens encumbering deposits securing Indebtedness under Hedging Obligations;

                 (xxiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries;

                 (xxiv)   Liens on or sales of receivables;

                 (xxv) the rights of film distributors under film licensing contracts entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business on a basis customary in the movie exhibition industry; and

                 (xxvi) any renewal of or substitution for any Liens permitted by any of the preceding clauses, provided that the Indebtedness secured is not increased (other than by any premium and accrued interest, plus customary fees, expenses and costs related to such renewal or substitution of Liens or the incurrence of any related refinancing of Indebtedness) nor the Liens extended to any additional assets (other than proceeds and accessions).

                 The provisions of this Section 4.12 do not authorize the incurrence of any Indebtedness not otherwise permitted by Section 4.9.


Section 4.13.    Limitation on Layering Debt.

                 The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Company but senior in any respect in right of payment to the Notes.

Section 4.14.    Offer to Repurchase Upon Change of Control.

                 (a) Upon the occurrence of a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to Holders to repurchase any and all of the Notes (but only in denominations of $1,000 or integral multiples of $1,000) at a purchase price (the "Change of Control Offer Price") equal to 101% of the aggregate principal amount, plus accrued and unpaid interest thereon to the date of purchase ("Change of Control Purchase Date").

                 (b) Notice of a Change of Control Offer shall be mailed by the Company, with a copy to the Trustee, or, at the Company's option, by the Trustee (at the Company's expense) not more than 30 calendar days after the Change of Control to each Holder of the Notes at such Holder's last registered address appearing in the Register. In such notice, the Company shall describe the transaction that constitutes the Change of Control and offer to repurchase Notes pursuant to the procedures required by this Section 4.14 and described in such notice. The notice shall contain all instructions and materials necessary to enable Holders to tender Notes pursuant to the Change of Control Offer. In addition, the notice shall state: (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment; (2) the Change of Control Offer Price and the Change of Control Purchase Date, which shall be no sooner than 60 nor later than 90 days after the Change of Control; (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Offer Price, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to deliver the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, the Depositary (if appointed by the Company), or the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Purchase Date; (6) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to at least $1,000 in principal amount or an integral multiple thereof. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

                 (c)  On the Change of Control Purchase Date, the Company shall
(i) accept for payment Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money in immediately available funds sufficient to pay the purchase price of all Notes or portions thereof so accepted, and (iii) deliver to the Trustee Notes so accepted together with an Officer's Certificate stating the Notes or portions thereof accepted for payment by the Company. If the Company complies with its obligations set forth in the immediately preceding sentence, whether or not a Default or Event of Default has occurred and is continuing on the Change of Control Purchase Date, the Paying Agent shall as promptly as practicable mail or deliver to each Holder of Notes so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall as promptly as practicable authenticate and mail or deliver to such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be as promptly as practicable mailed or delivered by the Trustee to the Holders thereof. The Company shall publicly announce the results of the Change of Control Offer on or as promptly as practicable after the Change of Control Purchase Date. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

                 (d)  Prior to complying with the other provisions of this
Section 4.14, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior

Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by this Section 4.14.

Section 4.15.    Corporate Existence.

                 Except as otherwise permitted pursuant to the terms hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Significant Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time), and (ii) the material rights (charter and statutory), licenses and franchises of the Company and its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise of itself or any of its Significant Subsidiaries, or the corporate, partnership or other existence of any of its Significant Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.16. Covenant with Respect to Cinemark International and its Subsidiaries.

                 The Company shall cause Cinemark International and its Subsidiaries on a consolidated basis to be engaged principally in the acquisition, construction and operation of indoor motion picture theatres and other activities incidental thereto outside the United States and Canada.

Section 4.17.    Limitation on Restrictive Covenants.

                 Notwithstanding any other provision of this Indenture, the restrictive covenants set forth in this Indenture, including, without limitation, those set forth in Sections 4.7, 4.9, 4.10, 4.11 and 5.1 shall be and shall be deemed limited to the extent necessary so that the creation, existence and effectiveness of such restrictive covenants shall not result in a breach of the covenant set forth in Section 4.8 of the Senior Subordinated Indentures.



                                   ARTICLE 5
                                   SUCCESSORS

Section 5.1.     Merger, Consolidation, or Sale of Assets.

                 The Company shall not consolidate with or merge with or into, or sell, assign or lease all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person (other than the Company or a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary), or permit any Person (other than a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary) to merge with or into the Company unless:

                 (i) the Company shall be the continuing Person, or the Person formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company and its Restricted Subsidiaries taken as a whole are transferred (the "surviving entity") shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, and the Indenture shall remain in full force and effect;

                 (ii) immediately before and immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing;

                 (iii) unless the applicable transaction involves the merger of a Restricted Subsidiary of the Company into the Company, the Company or, in the case of a consolidation or merger in which the Company is not the continuing Person, the surviving entity, after giving pro forma effect to such transaction, could incur $1.00 of additional Indebtedness (assuming a market rate of interest with respect to such additional Indebtedness) pursuant to Section 4.9(a); and

                 (iv) unless the applicable transaction involves the merger of a Restricted Subsidiary of the Company into the Company, immediately after giving effect to such transaction, the Consolidated Net Worth of the Company, or, in the case of a consolidation or merger in which the Company is not the continuing Person, the surviving entity, shall be equal to or greater than the Consolidated Net Worth of the Company immediately before such transaction.


Section 5.2.     Successor Company Substituted.

                 Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such successor corporation had been named as the Company therein; and thereafter, if the Company is dissolved following a transfer of all or substantially all of its assets in accordance with this Indenture, the Company shall be discharged and released from all obligations and covenants under this Indenture and the Notes. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.1.     Events of Default.

                 An "Event of Default" occurs if one of the following shall have occurred and be continuing:

                 (a) the Company defaults in the payment of (i) the principal of (or premium, if any, on) any Notes when the same becomes due and payable at maturity, by acceleration or otherwise, (ii) the redemption price on any redemption date, or (iii) the Change of Control Offer Price or the Net Proceeds Offer Price on the applicable Offer Purchase Date relating to such Offer;

                 (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable, which default continues for a period of 30 calendar days;

                 (c) the Company or any Subsidiary of the Company fails to comply with any of its covenants or agreements in the Notes or this Indenture (other than those referred to in clauses (a) and (b) above) and such failure continues for 45 calendar days after receipt by the Company of a Notice of Default specifying such Default;

                 (d) an event of default on any other Indebtedness for borrowed money of the Company or any of its Restricted Subsidiaries having an aggregate amount outstanding in excess of $5 million which default (i) is caused by a failure to pay when due (after giving effect to any grace periods) any principal, premium, if any, or interest on such Indebtedness or (ii) has caused the holders thereof to declare such Indebtedness due and payable in advance of its scheduled maturity;

                 (e) the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing its inability to pay its debts generally as they become due;

                 (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding, (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company or for all or substantially all of its respective properties, or (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company; and in each case the order or decree remains unstayed and in effect for 60 calendar days; or

                 (g) final non-appealable judgments for the payment of money which in the aggregate exceed $5 million (net of applicable insurance coverage which is acknowledged in writing by the insurer) shall be rendered against the Company or any Significant Subsidiary of the Company by a court and shall remain unstayed or undischarged for a period of 60 calendar days.

                 A Default under clause (c) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default within 45 days after receipt of such notice. Such notice must be in writing and specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

                 Notwithstanding the foregoing, if an Event of Default specified in clause (d) above occurs and is continuing, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if (i) the Indebtedness that is the subject of such Event of Default has been repaid, or
(ii) the default relating to such Indebtedness is waived or cured (and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness).

Section 6.2.     Acceleration.

                 If any Event of Default specified in clauses (a), (b), (c),
(d) or (g) of Section 6.1 hereof occurs and is continuing, then the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal of, and any accrued interest on, all the Notes to be due and payable immediately. If any Event of Default with respect to the Company specified in clauses (e) or (f) of Section 6.1 hereof occurs, all outstanding principal and interest on the Notes shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee and to the Company, may rescind an acceleration (except an acceleration due to a default in payment of the principal of, or premium or interest on, any of the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium or interest that have become due solely because of the acceleration) have been cured or waived.

Section 6.3.     Other Remedies.

                 Subject to Section 6.2, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect any payment due on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4.     Waiver of Past Defaults.

                 Subject to Section 9.2, Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder (including without limitation acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.     Control by Majority.

                 The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder or that involves the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.6.     Limitation on Suits.

                 Subject to the provisions of Section 6.7 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes (including without limitation the institution of any proceeding, judicial or otherwise, with respect to the Notes or this Indenture or for the appointment of a receiver or trustee for the Company and/or any of its Subsidiaries) unless:

                 (a) the Holder has given to the Trustee written notice of a continuing Event of Default;

                 (b) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made a written request to the Trustee to pursue the remedy;

                 (c) such Holders have offered to provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                 (d) the Trustee has not complied with the request within 60 calendar days after receipt of the request and the offer of indemnity; and

                 (e) during such 60-day period, the Holders of a majority in aggregate principal amount of the Notes then outstanding have not given the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                 A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.7.     Rights of Holders of Notes to Receive Payment.

                 The right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8.     Collection Suit by Trustee.

                 If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for principal of, and premium, if any, and interest on, the Notes and interest on overdue principal and, to the extent lawful, interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.     Trustee May File Proofs of Claim.

                 The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.    Priorities.

                 If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                 First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                 Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                 Third: the remainder to the Company or to such party as a court of competent jurisdiction shall direct.

                 The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.    Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, each party to this Indenture agrees, and each Holder by its acceptance of its Notes shall be deemed to have agreed, that any court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                    TRUSTEE

Section 7.1.     Duties of Trustee.

                 (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

                 (b)      Except during the continuance of an Event of Default:

                          (i) the Trustee shall not be liable hereunder except for such duties of the Trustee which shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not such documents conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
                 6.5 hereof.

                 (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.1.

                 (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability whatsoever in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it in its sole subjective discretion (which discretion shall be exercised in good faith) against any loss, liability or expense.

                 (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2.     Rights of Trustee.

                 (a) Subject to Section 7.1, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may consult with counsel and require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                 (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes in its sole subjective discretion (which discretion shall be exercised in good faith) to be authorized or within the rights or powers conferred upon it by this Indenture.

                 (e) The permissive right of the Trustee to act hereunder shall not be construed as a duty.

                 (f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                 (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole subjective discretion (which discretion shall be exercised in good faith) against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                 (h) The Trustee shall not be required to take notice or deemed to have notice of any Event of Default hereunder, except failure by the Company to make any of the payments to the Trustee pursuant to Section 6.1(a) or Section 6.1(b) hereof, unless the Trustee shall be specifically notified in writing of such Event of Default by the Company or by one or more of the Holders.

Section 7.3.     Individual Rights of Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in TIA Section 310(b)), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (to the extent permitted under TIA Section 310(b)) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.4.     Trustee's Disclaimer.

                 The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5.     Notice of Defaults.

                 If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after such event occurs. Except in the case of a Default or Event of Default under Section 6.1(a) or (b), the Trustee may withhold such notice if it determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.6.     Reports by Trustee to Holders of the Notes.

                 Within 60 days after each July 31 beginning with the July 31 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section
 313(c).

                 A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed in accordance with and to the extent required by TIA Section 313(d). The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange or automatic quotation system.

Section 7.7.     Compensation and Indemnity.

                 Absent any other agreement to the contrary, the Company shall pay to the Trustee from time to time compensation as shall be agreed upon between the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                 The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall promptly notify the Company of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense with counsel acceptable to and approved by the Trustee (such approval not to be unreasonably withheld) and there is no conflict of interest between the Company and the
Trustee in connection with such defense.   The Company need not pay for any
settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse the Trustee for any expense or indemnity against any liability or loss of the Trustee to the extent such expense, liability or loss is attributable to the negligence, bad faith or willful misconduct of the Trustee.

                 The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

                 To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or (f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                 The Trustee shall comply with the provisions of TIA Section 313(b)(2).

Section 7.8.     Replacement of Trustee.

                 A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                 The Trustee may resign in writing upon 60 days notice and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor trustee with the consent of the Company. The Company may remove the Trustee if:

                 (a)      the Trustee fails to comply with Section 7.10 hereof;

                 (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                 (c) a receiver, Custodian or public officer takes charge of the Trustee or its property; or

                 (d)      the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint or request the Trustee to appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9.     Successor Trustee by Merger, etc.

                 If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.    Eligibility; Disqualification.

                 There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                 This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11.    Preferential Collection of Claims Against Company.

                 The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8
                            DEFEASANCE AND DISCHARGE


Section 8.1.     Option to Effect Legal Defeasance or Covenant Defeasance.

                 The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.2.     Legal Defeasance.

                 Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.6 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged pursuant to this Indenture:
(a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, and premium, if any, and interest on, such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.2 hereof,
(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under
Section 8.3 hereof.

Section 8.3.     Covenant Defeasance.

                 Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, and subject to the satisfaction of the conditions set forth in Section 8.4 hereof, the Company shall be released from its obligations under the covenants contained in Sections 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 5.1, and 5.2 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(c) through 6.1(g) hereof shall not constitute Events of Default.

Section 8.4.     Conditions to Legal or Covenant Defeasance.

                 In order to exercise either Legal Defeasance or Covenant Defeasance, the Company must irrevocably deposit, or caused to be deposited, with the Trustee (or another trustee satisfying the requirements of this Indenture), in trust for such purpose, (1) money in an amount, (2) U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount, or (3) a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, and premium, if any, and interest on, the outstanding Notes at maturity or upon redemption, together with all other amounts payable by the Company under the Indenture. Such Legal Defeasance or Covenant Defeasance will become effective 91 days after such deposit if and only if:

                          (i) no Default or Event of Default with respect to the Notes shall have occurred and be continuing immediately prior to the time of such deposit;

                          (ii) no Default or Event of Default pursuant to Sections 6.1(e) or 6.1(f) shall have occurred at any time in the period ending on the 91st day after the date of such deposit and shall be continuing on such 91st day;

                          (iii) such defeasance does not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound (and, in furtherance of such condition, no Default or Event of Default shall result under this Indenture due to the incurrence of Indebtedness to fund such deposit and the entering into of customary documentation in connection therewith, even though such documentation may contain provisions that would otherwise give rise to a Default or Event of Default); and

                          (iv)     the Company has delivered to the Trustee
                 (A)(1) in the case of Legal Defeasance, an Opinion of Counsel to the effect that (x) there has been published by the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, or (2) in the case of Covenant Defeasance, an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and (B) an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to such Legal Defeasance or Covenant Defeasance have been complied with.

                 Section 8.5.     Discharge.

                 If (i) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes which shall have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore cancelled, or (ii) all Notes not theretofore surrendered or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee, and the Company shall irrevocably deposit with the Trustee, as trust funds solely for the benefit of the Holders for that purpose, an amount sufficient to pay at maturity or upon redemption all of the Notes (other than any Notes which shall have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore surrendered or delivered to the Trustee for cancellation, including principal, premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, then this Indenture shall cease to be of further force or effect (except as to rights of registration of transfer or exchange of the Notes provided in this Indenture) and, at the written request of the Company, accompanied by an Officer's Certificate and Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with, and upon payment of the costs, charges and expenses incurred or to be incurred by the Trustee in relation thereto or in carrying out the provisions of this Indenture, the Trustee shall satisfy and discharge this Indenture ("Discharge"); provided that the Company's obligations with respect to the payment of principal, premium, if any, and interest will not terminate until the same shall apply the moneys so deposited to the payment to the Holders of Notes of all sums due and to become due thereon.

Section 8.6. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

                 Subject to Section 8.7 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.6, the "Trustee") pursuant to Section 8.4 or 8.5 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any of its Subsidiaries or Affiliates acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

                 The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to this Section 8.6 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                 Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in this Section 8.6 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance, Covenant Defeasance or Discharge.

Section 8.7.     Repayment to Company.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company or any of its Subsidiaries or Affiliates, in trust for the payment of the principal of, or premium, if any, or interest on, any Note and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company or any of its Subsidiaries or Affiliates) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company or any of its Subsidiaries or Affiliates as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.8.     Reinstatement.

                 If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.2,
8.3 or 8.5 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3 or 8.5 hereof until such time as the Trustee or Paying Agent is permitted to apply all such assets in accordance with Section 8.2, 8.3 or 8.5 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, or premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.     Without Consent of Holders of Notes.

                 Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

                 (a)      to cure any ambiguity, defect or inconsistency;

                 (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                 (c) to provide for the assumption of the Company's obligations to the Holders of Notes in the case of a merger or consolidation pursuant to Article 5 hereof;

                 (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder; or

                 (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA as then in effect.

                 Upon the request of the Company and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

Section 9.2.     With Consent of Holders of Notes.

                 Except as provided below in this Section 9.2, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.4 and
6.7 and the last sentence of Section

6.1 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

                 Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.2 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

                 It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section
9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                 (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                 (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

                 (c) reduce the rate of or change the time for payment of interest on any Note;

                 (d) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                 (e) make any Note payable in money other than that stated in the Notes;

                 (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium, if any, or interest on, the Notes;

                 (g)  waive a redemption payment with respect to any Note; or

                 (h) make any change in the foregoing amendment and waiver provisions.

                 In addition, any amendment to the provisions of Article 10 of this Indenture requires the consent of the Holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of the Notes.

Section 9.3.     Compliance with Trust Indenture Act.

                 Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.4.     Revocation and Effect of Consents.

                 Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment has been approved by the requisite Holders. An amendment, supplement or waiver becomes effective when approved by the requisite Holders and executed by the Trustee (or, if otherwise provided in such waiver, supplement or amendment, in accordance with its terms) and thereafter binds every Holder.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date except to the extent that the requisite number of consents to the amendment, supplement or waiver have been obtained within such 90-day period or as set forth in the next paragraph of this Section 9.4.

                 After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(a) through (h) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder's Note.

Section 9.5.     Notation on or Exchange of Notes.

                 The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue, and the Trustee shall authenticate, new Notes that reflect the amendment, supplement or waiver.

                 Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6.     Trustee to Sign Amendments, etc.

                 The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.7.     Payments for Consent.

                 The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10
                                 SUBORDINATION

Section 10.1.    Agreement to Subordinate.

                 The Company agrees, and each Holder by accepting a Note agrees, that the payment of principal of, and premium, if any, and interest on, and other Obligations evidenced by, the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter incurred), and that the subordination is for the benefit of the holders of Senior Indebtedness.

Section 10.2.    Liquidation; Dissolution; Bankruptcy.

                 Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

                 (1) holders of Senior Indebtedness shall be entitled to receive payment in full in Cash (or U.S. dollar-denominated Cash Equivalents) of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Notes shall be entitled to receive any payment of any kind or character with respect to the Notes; and

                 (2) until all Obligations with respect to Senior Indebtedness are paid in full in Cash (or U.S. dollar-denominated Cash Equivalents), any distribution to which the Holders of Notes would be entitled but for this Article 10 shall be made to the holders of such Senior Indebtedness.

                 Notwithstanding the foregoing, Holders of Notes may receive
(i) securities that are subordinated at least to the same extent as the Notes to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness and (ii) payments made from the trusts described in Sections 8.4 and 8.5 hereof.

Section 10.3.    Default on Designated Senior Indebtedness.

                 The Company may not make any payment of any kind or character upon or in respect of the Notes (other than in (i) securities that are subordinated to the same extent as the Notes to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness and (ii) payments made from the trusts described in Sections 8.4 and 8.5 hereof) if:

                 (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Indebtedness occurs and is continuing; or

                 (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Indebtedness.

                 Payments on the Notes may and shall be resumed:

                 (a) in the case of default referred to in Section 10.3(i), upon the date on which such default is cured or waived, and

                 (b) in case of a default referred to in Section 10.3(ii), upon the earlier of (i) the date on which such default is cured or waived or (ii) 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee (unless the maturity of any Designated Senior Indebtedness has been accelerated or unless the provisions of this Article 10 otherwise do not permit such payment).

                 In no event shall more than one period of payment blockage be made in any 360 consecutive day period. No nonpayment default that existed or was continuing on the date of receipt by the Trustee of any Payment Blockage Notice shall be, or be made, the basis for a subsequent Payment Blockage Notice. Following the expiration of any period during which the Company is prohibited from making payments on the Notes pursuant to a Payment Blockage Notice, the Company will be obligated to resume making any and all required payments in respect of the Notes, including without limitation any missed payments.

Section 10.4.    Acceleration of Notes.

                 The Company and the Trustee shall promptly notify holders of Designated Senior Indebtedness if payment on the Notes is accelerated because of an Event of Default.

Section 10.5.    When Distribution Must Be Paid Over.

                 In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.3 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of and, upon written request, shall be paid forthwith over and delivered to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                 With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.6.    Notice by the Company.

                 The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article.

Section 10.7.    Subrogation.

                 After all Senior Indebtedness is irrevocably paid in full in Cash or U.S. dollar-denominated Cash Equivalents reasonably satisfactory to the holders thereof and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 10.8.    Relative Rights.

                 This Article defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                 (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                 (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

                 (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

                 If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.9.    Subordination May Not Be Impaired by the Company.

                 No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 10.10.   Distribution or Notice to Representative.

                 Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

                 Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11.   Rights of Trustee and Paying Agent.

                 Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

                 The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Representative of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a Representative of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such Person pursuant to the terms of this Indenture pending judicial determination as to the rights of such Person to receive such payment.

                 The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12.   Authorization to Effect Subordination.

                 Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes.


                                   ARTICLE 11
                                 MISCELLANEOUS

Section 11.1.    Trust Indenture Act Controls.

                 If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), such TIA-imposed duties shall control.

Section 11.2.    Notices.

                 Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                 If to the Company:

                                      Cinemark USA, Inc.
                                      7502 Greenville Avenue
                                      Suite 800
                                      Dallas, Texas  75231
                                      Phone No.:  (214) 696-1644
                                      Telecopier No.: (214) 369-9972
                                      Attention:  General Counsel

                           With a copy to:

                                      Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                      1700 Pacific Avenue
                                      Suite 4100
                                      Dallas, Texas 75201
                                      Phone No.:  (214) 969-2800
                                      Telecopier No.: (214) 969-4343
                                      Attention:  Terry M. Schpok, P.C.

                 If to the Trustee:

                                      U.S. Trust Company of Texas, N.A.
                                      2001 Ross Avenue, Suite 2700
                                      Dallas, Texas  75201
                                      Phone No.:  (214) 754-1255
                                      Telecopier No.:  (214) 754-1303
                                      Attention:  Corporate Trust Department

                           With a copy to:

                                      Haynes and Boone, L.L.P.
                                      20201 Main Street, Suite 2200
                                      Fort Worth, Texas  76102-6866
                                      Phone No.:  (817) 347-6600
                                      Telecopier No.:  (817) 347-6650
                                      Attention:  William Greenhill, Esq.

                 The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

                 All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, in each case to the address shown above. Notwithstanding the foregoing, notices to the Trustee shall only be effective upon actual receipt thereof by the Trustee at the Corporate Trust Office of the Trustee.

                 Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                 If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                 If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.3.    Communication by Holders of Notes with Other Holders of Notes.

                 Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.4.    Certificate and Opinion as to Conditions Precedent.

                 Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                 (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                 (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.5.    Statements Required in Certificate or Opinion.

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                 (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                 (b) the opinion of such Person, that he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                 (c) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.6.    Rules by Trustee and Agents.

                 The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.7.    No Personal Liability of Directors, Officers, Employees and
                 Others.

                 No past, present or future director, officer, employee, agent, manager, incorporator, stockholder or other Affiliate of the Company, as such, shall have any liability for any obligations of the Company under any of the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.8.    Governing Law.

                 THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

Section 11.9.    No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10.   Successors.

                 This Indenture shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns, except that the Company may not assign this Indenture or its obligations hereunder except as expressly permitted by Sections 5.1 and 5.2. Without limiting the generality of the foregoing, this Indenture shall inure to the benefit of all Holders from time to time. Except as set forth in Article 10, nothing expressed or mentioned in this Indenture is intended or shall be construed to give any Person, other than the parties hereto, their respective successors and assigns, and the Holders, any legal or equitable right, remedy or claim under or in respect of this Indenture or any provision herein contained.

Section 11.11.   Severability.

                 In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.   Originals.

                 The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13.   Table of Contents, Headings, etc.

                 The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.14.   Counterparts.

                 This Indenture may be signed in counterparts and by the different parties hereto in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties hereto have executed this Indenture this January 14, 1998.


                                       CINEMARK USA, INC.


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                       U.S. TRUST COMPANY OF TEXAS, N.A.
                                       as Trustee



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

================================================================================

                                   Exhibit A
                                 (Face of Note)

         Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE") RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO THE COMPANY, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH THE RESALE PROVISIONS OF RULE 144A, (C) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE RESALE LIMITATIONS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (BASED UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS) SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS
NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.(2)




----------------------------------

(1.) This paragraph should be included only if the Note is issued in global form.

(2.)     This legend not required in the case of (1) a Note issued pursuant to
         Section 2.6(i)(ii) of the Indenture or (2) a Series B Note issued pursuant to Section 2.6(i)(iii) of the Indenture.

                               CINEMARK USA, INC.

        8-1/2% [Series A] [Series B] Senior Subordinated Notes due 2008

No.                                                                  $__________
                                                               CUSIP #__________

Cinemark USA, Inc., a Texas corporation (the "Company")

promises to pay to

or registered assigns,

the principal sum of __________________________Dollars on August 1, 2008

Interest Payment Dates: February 1 and August 1, commencing on August 1, 1998

Record Dates:  January 15 and July 15

                                               Dated: _____________, 1998

                                               CINEMARK USA, INC.


                                               By:
                                                  ----------------------------
                                               Name:
                                               Title:


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the
Notes referred to in the
within-mentioned Indenture:


U.S. TRUST COMPANY OF TEXAS, N.A.
 as Trustee

By:
   ----------------------------------
         Authorized Signatory

Dated:
      -------------------------------

                                 (Back of Note)

        8-1/2% [Series A] [Series B] Senior Subordinated Notes due 2008



         Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. The Notes will be limited in aggregate principal amount to $105 million and will mature on August 1, 2008. The Company promises to pay interest on the principal amount of this Note from the Initial Issuance Date until maturity. The Company will pay interest semi-annually on February 1 and August 1 of each year, commencing August 1, 1998, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue at the rate of 8-1/2% per annum from the most recent date to which interest has been paid or, if no interest has been paid, from the Initial Issuance Date. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim enforceable against the debtor under such Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding any other provision of the Indenture or this Note: (i) accrued and unpaid interest on the Series A Notes being exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Series B Notes following the Exchange Offer,
(ii) interest on the Series B Notes to be issued in the Exchange Offer shall accrue from the date the Exchange Offer is consummated and (iii) the Series B Notes shall have no provisions for Liquidated Damages.

         2. Method of Payment. The Company shall pay the principal of, and premium and interest on, the Notes on the dates and in the manner provided herein and in the Indenture. Principal of, and premium and interest on, Definitive Notes will be payable, and Definitive Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Principal of, and premium and interest on, Global Notes will be payable by the Company through the Trustee to the Depository in immediately available funds. Holders of Definitive Notes will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. If wire instructions have not been received by the Trustee with respect to any Holder of a Definitive Note, payment of interest may be made by check in immediately available funds mailed to such Holder at the address set forth upon the Register maintained by the Registrar.

         3. Paying Agent and Registrar. Initially, U.S. Trust Company of Texas, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity, except that none of the Company, its Subsidiaries or their Affiliates shall act (i) as Paying Agent in connection with any redemption, offer to purchase, discharge or defeasance, as otherwise specified in the Indenture, and
(ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

         4.      Indenture.

         The Company issued the Notes under an Indenture dated as of January 14,1998 (as such may be amended, supplemented or restated from time to time, the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company limited to $105 million in aggregate principal amount.

         The payment of principal of, and premium, if any, and interest on, and other Obligations evidenced by, the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all present and future Senior Indebtedness (as defined in the Indenture) of the Company. Each Holder of this Note, by accepting the same,
(i) agrees to such provisions, (ii) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (iii) appoints the Trustee to act as attorney-in-fact for any and all such purposes.

         5.      Optional Redemption.

         The Notes will not be redeemable at the Company's option prior to August 1, 2003, except as provided below. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve month period beginning on August 1 of the years indicated below:

         YEAR                                            PERCENTAGE
         ----                                            ----------
         2003 . . . . . . . . . . . . . . . . . . . . .  104.250%
         2004 . . . . . . . . . . . . . . . . . . . . .  102.833%
         2005 . . . . . . . . . . . . . . . . . . . . .  101.417%
         2006 and thereafter  . . . . . . . . . . . . .  100.000%

         Notwithstanding the foregoing, on and prior to February 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally outstanding at a redemption price of 108.5% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of one or more Equity Offerings of the Company or, if applicable, a Parent, as described in Section 3.7 of the Indenture; provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption (but such unredeemed Notes may be redeemed pursuant to the optional redemption procedure described in the immediately preceding paragraph; and provided, further, that such notice of redemption shall be given not later than 30 days, and such redemption shall occur not later than 90 days, after the date of the closing of any such Equity Offering. On and after the redemption date, interest ceases to accrue on the Notes or portions thereof called for redemption.

         6.      Mandatory Redemption.

         Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

         7.      Repurchase at Option of Holder.

         (a) Upon a Change of Control, the Company shall be required to make an offer to Holders to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase as provided in, and subject to the terms of, the Indenture.

         (b) If the Company or any Restricted Subsidiary consummates any Asset Disposition, the Company may be required, subject to the terms and conditions of the Indenture, to utilize a certain portion of the proceeds received from such Asset Disposition to repurchase Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued interest thereon to the date of purchase.

         8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         10. Unclaimed Money . If money for the payment of principal, premium or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         11. Defeasance Prior to Redemption or Maturity. Subject to certain conditions contained in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the principal of, and premium and interest on, the Notes to redemption or maturity, as the case may be.

         12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA as then in effect.

         13. Defaults and Remedies. Events of Default include: (i) default by the Company in the payment of (A) the principal of (or premium, if any, on) any Notes when the same becomes due and payable at maturity, by acceleration or otherwise, (B) the redemption price on any redemption date, or
(C) the Change of Control Offer Price or the Net Proceeds Offer Price on the applicable Offer Purchase Date relating to such Offer; (ii) default by the Company in the payment of interest on any Note when the same becomes due and payable, which default continues for a period of 30 calendar days; (iii) failure by the Company or any Subsidiary of the Company to comply with any of its covenants or agreements in the Notes or the Indenture (other than those referred to in clauses (i) and (ii) above), which failure continues for 45 calendar days after receipt by the Company of a Notice of Default specifying such Default; (iv) an event of default on any other Indebtedness for borrowed money of the Company or any of its Restricted Subsidiaries having an aggregate amount outstanding in excess of $5 million which default (A) is caused by a failure to pay when due (after giving effect to any grace periods) any principal of, or premium, if any, or interest on, such Indebtedness or (B) has caused the holders thereof to declare such Indebtedness due and payable in advance of its scheduled maturity; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary of the Company; or (vi) the rendering of final non-appealable judgments for the payment of money which in the aggregate exceed $5 million (net of applicable insurance coverage which is acknowledged in writing by the insurer) against the Company or any Significant Subsidiary of the Company by a court and which remain unstayed or undischarged for a period of 60 calendar days.

         A Default under clause (iii) of the immediately preceding paragraph is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the Notes at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default within 45 days after receipt of such notice. Notwithstanding the foregoing, if an Event of Default specified in clause (iv) of the immediately preceding paragraph occurs and is continuing, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if (i) the Indebtedness that is the subject of such Event of Default has been repaid, or
(ii) the default relating to such Indebtedness is waived or cured (and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness). If any Event of Default under clauses (i), (ii), (iii), (iv) or (vi) of the immediately preceding paragraph occurs and is continuing, then the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal of, and any accrued interest on, all the Notes to be due and payable immediately. If any Event of Default with respect to the Company specified in clause (v) of the immediately preceding paragraph occurs, all outstanding principal and interest on the Notes shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee and to the Company, may rescind an acceleration (except an acceleration due to a default in payment of the principal of, or premium or interest on, any of the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium or interest that have become due solely because of the acceleration) have been cured or waived.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect any payment due, or to enforce the performance of any provision, under the Notes or the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.
Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except under clauses (i) or (ii) above) if it determines that withholding notice is in their interest.

         14. Trustee's Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee, subject to the provisions of TIA Section 310.

         15. No Recourse Against Others. A director, officer, employee, agent, manager, incorporator, stockholder or other Affiliate of the Company, as such, shall not have any liability for any obligations of the Company under any of the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         18. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

         19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         20. Governing Law. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED AND CONSTRUED BY THE INTERNAL LAW OF THE STATE OF NEW YORK.

         21. Successor Corporation. In the event a successor corporation assumes all the obligations of the Company under the Notes and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                 Cinemark USA, Inc.
                 7502 Greenville Avenue
                 Suite 800
                 Dallas, Texas  75231
                 Phone No.:  (214) 696-1644
                 Telecopier No.:  (214) 369-9972
                 Attention:  General Counsel

                                Assignment Form


                 To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (Print or type assignee's name, address and zip code)

and irrevocably appoint_______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                               Your Name:
     -------------------------                --------------------------------
                                    (Print your name exactly as it appears on
                                    the face of this Note)
                                    Your Signature:
                                                   ---------------------------
                                    (Sign exactly as your name appears on the face of this Note)

                                    Signature Guarantee(*):
                                                           -------------------




--------------------------
     (*) Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       Option of Holder to Elect Purchase

         If you elect to have this Note purchased by the Company pursuant to
Section 4.10 or Section 4.14 of the Indenture, check the appropriate box below:

         [ ]  Section 4.10                         [ ]  Section 4.14

         If you elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount (in minimum denominations of $1000 or integral multiples thereof) you elect to have purchased: $___________


Date:                          Your Name:
     --------------                      --------------------------------------
                                       (Print your name exactly as it appears
                                       on the face of this Note)

                               Your Signature:
                                              ---------------------------------
                                       (Sign exactly as your name appears on
                                       the Note)

                               Social Security or Tax Identification No.:
                                                                         ------

                               Signature Guarantee(*):
                                                    ---------------------------




----------------------
     (*) Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE(3)

                 The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                      Principal Amount of this
                                                                           Global Note              Signature of
                      Amount of decrease in    Amount of increase in      following such        authorized officer of
                       Principal Amount of      Principal Amount of         decrease              Trustee or Note
  Date of Exchange      this Global Note          this Global Note        (or increase)              Custodian
---------------------------------------------------------------------------------------------------------------------







---------------------------

(3.) This schedule should be included only if the Note is issued in global form.

                                   EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

Re:   8-1/2% Series A Senior Subordinated Notes due 2008 of Cinemark USA, Inc.

         This Certificate relates to $_____ principal amount of Notes held
in(*)    global or (*)   definitive form by ________________ (the "Transferor").

The Transferor(*):

         [ ] has requested the Trustee by written order to deliver, in exchange for its beneficial interest in the Global Note held by the Depositary, a Note or Notes in definitive, registered form or a beneficial interest in the Series B Global Note issued pursuant to the Exchange Offer, in both cases in the authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

         [ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

         In connection with such request and in respect of each such Note, the Transferor does hereby certify that it is familiar with the Indenture relating to the above captioned Notes, and the transfer of this Note does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because such Note*:

         [ ] is being acquired for the Transferor's own account, without transfer;

         [ ] is being transferred pursuant to an effective registration statement;

         [ ] is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on such Rule 144A;

         [ ] is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act;**

         [ ] is being transferred pursuant to Rule 144 under the Securities
             Act; or





----------------------------

(*)      Check applicable box.

(**) If this box is checked, this certificate must be accompanied by an opinion of counsel to the effect that such transfer is in compliance with the Securities Act.

         [ ] is being transferred pursuant to another exemption from the registration requirements of the Securities Act (explain:
             __________________________________________________________)(***)



Date:                      Your Name:
     --------------                  ---------------------------------------
                                     (Print your name exactly as it appears on the face of the Note)

                           Your Signature:
                                          ----------------------------------
                                      (Sign exactly as your name appears on the Note)

                           Social Security or Tax Identification No.:
                                                                     ----------

                           Signature Guarantee(****):
                                                     --------------------------




----------------------

(***) If this box is checked, this certificate must be accompanied by a opinion of counsel to the effect that such transfer is in compliance with the Securities Act.

(****) Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                       EXHIBIT C



                   FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                          FROM RESTRICTED GLOBAL NOTE
                          TO REGULATION S GLOBAL NOTE
              (Transfers pursuant to Section 2.6(e) of Indenture)


U.S. Trust Company of Texas, N.A.
  as Trustee
2001 Ross Avenue, Suite 2700
Dallas, Texas 75201

Attention:  Corporate Trust

                 Re:    Cinemark USA, Inc.
                        8-1/2% Senior Subordinated Notes Due 2008 (the "Notes")

        Reference is hereby made to the Indenture dated as of January 14, 1998, (as such may be amended, supplemented or restated from time to time, (the "Indenture") between Cinemark USA, Inc. and U.S Trust Company of Texas, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

        This letter relates to U.S.$_________ (being U.S.$1,000 and any integral multiple thereof) principal amount of Notes beneficially held through interests in the Restricted Global Note (CUSIP No. _________) with DTC in the name of ________(the "Transferor") account no. ______. The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the Restricted Global Note be transferred or exchanged for an interest in the Regulation S Global Note (CUSIP (CINS) No. _________) in the same principal denomination and transfer to (account no. ________). If this is a partial transfer, a minimum amount of U.S.$1,000 and any integral multiple thereof of the Restricted Global Note will remain outstanding.

        In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor further certifies that:

        (A) (1) the offer of the Notes was not made to a Person in the United States;

                (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on our behalf knows that the transaction was prearranged with a buyer in the United States,

                 (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

                 (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         OR

         (B) Such transfer is being made in accordance with Rule 144 under the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated:
      --------------
                                     [Name of Transferor]



                                     By:
                                        -----------------------------
                                        Name:
                                        Title:
                                        Telephone No.:


Signatures must be guaran-
teed by an "eligible guar-
antor institution" meeting
the requirements of the
Transfer Agent, which
requirements include mem-
bership or participation
in STAMP or such other
"signature guarantee pro-
gram" as may be determined
by the Transfer Agent in
addition to, or in substi-
tution for, STAMP, all in
accordance with the Secu-
rities Exchange Act of
1934, as amended.

------------------------------
   Signature Guarantee

Please print name and address (including zip code number)

cc:      The Company

                                                                       EXHIBIT D



                   FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                         FROM REGULATION S GLOBAL NOTE
                           TO RESTRICTED GLOBAL NOTE
                    PRIOR TO EXPIRATION OF RESTRICTED PERIOD
              (Transfers pursuant to Section 2.6(f) of Indenture)


U.S. Trust Company of Texas, N.A.
  as Trustee
2001 Ross Avenue, Suite 2700
Dallas, Texas 75201

Attention:  Corporate Trust

         Re:     Cinemark USA, Inc.
                 8-1/2% Senior Subordinated Notes Due 2008 (the "Notes")

         Reference is hereby made to the Indenture dated as of January 14, 1998, (as such may be amended, supplemented or restated from time to time, (the "Indenture") between Cinemark USA, Inc. and U.S. Trust Company of Texas, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to U.S.$__________ (being U.S.$1,000 and integral multiples thereof) principal amount of Notes beneficially held through interests in the Regulation S Global Note (CUSIP (CINS) No. __________) with [Euroclear] [Cedel Bank] (Common Code No. ______) through DTC in the name of _______________ (the "Transferor") [Euroclear] [Cedel Bank] account no. ______. The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the Regulation S Global Note be transferred or exchanged for an interest in the Restricted Global Note (CUSIP No. _________) in the same principal denomination and transferred to ______________ (DTC account no. ________). If this is a partial transfer, a minimum of U.S.$1,000 and any integral multiple thereof of the Regulation S Global Note will remain outstanding.

         In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:
      ----------------

                                           [Name of Transferor]


                                           By:
                                              ---------------------------
                                              Name:
                                              Title:
                                              Telephone No.:



Signatures must be guaran-
teed by an "eligible guar-
antor institution" meeting
the requirements of the
Transfer Agent, which
requirements include mem-
bership or participation
in STAMP or such other
"signature guarantee pro-
gram" as may be determined
by the Transfer Agent in
addition to, or in substi-
tution for, STAMP, all in
accordance with the Secu-
rities Exchange Act of
1934, as amended.


------------------------------
   Signature Guarantee

Please print name and address (including zip code number)

cc:      The Company

        IN WITNESS WHEREOF, the parties hereto have executed this Indenture this January 14, 1998.

                                        CINEMARK USA, INC.

                                        By: /s/ JEFFREY J. STEDMAN
                                           --------------------------------
                                           Name: Jeffrey J. Stedman
                                           Title: Senior Vice President

                                        U.S. TRUST COMPANY OF TEXAS, N.A.
                                        as Trustee

                                        By: /s/ BILL BARBER
                                           --------------------------------
                                           Name: Bill Barber
                                           Title: Vice President



                                     S-69